                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY
                                     Common Security and Intercreditor Agreement

--------------------------------------------------------------------------------

                        COMMON SECURITY AND INTERCREDITOR
                                    AGREEMENT

                          dated as of December 31, 2001

                                  by and among

                          PCI CHEMICALS CANADA COMPANY,
                              PIONEER AMERICAS LLC,
                            PIONEER COMPANIES, INC.,
                           IMPERIAL WEST CHEMICAL CO.,
                         KEMWATER NORTH AMERICA COMPANY,
                              PIONEER (EAST), INC.,
                        PIONEER WATER TECHNOLOGIES, INC.,
                            PIONEER LICENSING, INC.,
                                       and
                                   KWT, INC.,
                                  as Grantors,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Tranche A Trustee,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Tranche B Trustee,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Collateral Agent.

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----

ARTICLE I DEFINITIONS......................................................................      4

     SECTION 1.01. Definitions.............................................................      4

ARTICLE II GRANT OF SECURITY INTEREST......................................................     17

     SECTION 2.01. Grant of Security Interest..............................................     17
     SECTION 2.02. Perfection and Maintenance of Security Interests........................     21
     SECTION 2.03. Pledged Shares, Voting Rights and Dividends.............................     22
     SECTION 2.04. Possession and Use of Collateral........................................     23

ARTICLE III DECLARATION OF TRUST...........................................................     23

     SECTION 3.01. Declaration of Trust....................................................     23
     SECTION 3.02. Acceptance of Trust.....................................................     24

ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................................     24

     SECTION 4.01. Representations and Warranties..........................................     24

ARTICLE V COVENANTS........................................................................     28

     SECTION 5.01. Covenants...............................................................     28
     SECTION 5.02. Insurance...............................................................     42
     SECTION 5.03. Additional Grantors.....................................................     44
     SECTION 5.04. Destruction; Condemnation; Restoration..................................     44

ARTICLE VI DETERMINATIONS RELATING TO COLLATERAL AND ADVANCES..............................     47

     SECTION 6.01. Determinations Relating to Collateral...................................     47
     SECTION 6.02. Right to Make Advances..................................................     47

ARTICLE VII DISPOSITION OF COLLATERAL......................................................     48

     SECTION 7.01. Release of Collateral...................................................     48
     SECTION 7.02. Eminent Domain and Other Governmental Takings...........................     51
     SECTION 7.03. Suits to Protect Collateral.............................................     52
     SECTION 7.04. Powers Exercisable by Receiver..........................................     52
     SECTION 7.05. Form and Sufficiency of Release.........................................     52
     SECTION 7.06. Purchaser Protected.....................................................     53

ARTICLE VIII APPLICATION OF TRUST MONEYS...................................................     53

     SECTION 8.01. Trust Moneys............................................................     53
     SECTION 8.02. Withdrawals of Insurance Proceeds and Net Awards for Restoration........     54


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
     SECTION 8.03. Withdrawal of Trust Moneys to Repay Secured Obligations.................     57
     SECTION 8.04. Withdrawal of Trust Moneys for Reinvestment.............................     59
     SECTION 8.05. Change of Control, Voluntary Prepayments and Optional Redemptions.......     61
     SECTION 8.06. Qualified Equity Offerings..............................................     61
     SECTION 8.07. Powers Exercisable Notwithstanding Default..............................     61
     SECTION 8.08. Powers Exercisable by Receiver..........................................     62
     SECTION 8.09. Secondary Collateral....................................................     62

ARTICLE IX COLLATERAL ACCOUNT AND PAYMENTS.................................................     62

     SECTION 9.01. Collateral Account......................................................     62
     SECTION 9.02. Investment of Funds.....................................................     63
     SECTION 9.03. Payment.................................................................     63

ARTICLE X EVENTS OF DEFAULT; REMEDIES......................................................     63

     SECTION 10.01. Events of Default......................................................     63
     SECTION 10.02. Enforcement............................................................     63
     SECTION 10.03. Remedies...............................................................     64
     SECTION 10.04. Application of Trust Moneys, Moneys and Proceeds upon Event
                    of Default or Acceleration.............................................     66
     SECTION 10.05. Cumulative Rights......................................................     67

ARTICLE XI INTERCREDITOR ARRANGEMENTS......................................................     67

     SECTION 11.01. Voting.................................................................     67
     SECTION 11.02. Sharing of Non-Pro Rata Payments.......................................     68
     SECTION 11.03. Secured Party Action...................................................     68
     SECTION 11.04. Nature of Secured Parties' Rights......................................     68
     SECTION 11.05. Consent and Agreement of Grantors......................................     68

ARTICLE XII AGREEMENTS WITH COLLATERAL AGENT...............................................     69

     SECTION 12.01. Delivery of Debt Instruments...........................................     69
     SECTION 12.02. Information............................................................     69
     SECTION 12.03. Compensation and Expenses..............................................     69
     SECTION 12.04. Stamp and Other Similar Taxes..........................................     70
     SECTION 12.05. Filing Fees, Excise Taxes..............................................     70
     SECTION 12.06. Indemnification........................................................     70
     SECTION 12.07. Further Assurances.....................................................     71

ARTICLE XIII COLLATERAL AGENT..............................................................     71

     SECTION 13.01.  Exculpatory Provisions................................................     71
     SECTION 13.02.  The Collateral Agent Appointed Attorney-in-Fact.......................     72
     SECTION 13.03.  Collateral Agent May Perform..........................................     73
     SECTION 13.04.  Safe Custody and Accounting...........................................     73
     SECTION 13.05.  Delegation of Duties..................................................     73


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
     SECTION 13.06.  Reliance by the Collateral Agent......................................     73
     SECTION 13.07.  Resignation or Removal of the Collateral Agent........................     74
     SECTION 13.08.  Status of Successors to the Collateral Agent..........................     75
     SECTION 13.09.  Merger of the Collateral Agent........................................     75
     SECTION 13.10.  Appointment of Additional and Separate Collateral Agent...............     75

ARTICLE XIV MISCELLANEOUS..................................................................     76

     SECTION 14.01.  Termination...........................................................     76
     SECTION 14.02.  Amendment of Security Documents.......................................     76
     SECTION 14.03.  Notices, Distributions and Payments...................................     77
     SECTION 14.04.  Headings..............................................................     78
     SECTION 14.05.  Severability and Entire Agreement.....................................     78
     SECTION 14.06.  Dealings with the Grantors............................................     78
     SECTION 14.07.  Binding Effect........................................................     79
     SECTION 14.08.  GOVERNING LAW.........................................................     79
     SECTION 14.09.  Counterparts..........................................................     79
     SECTION 14.10.  FORUM SELECTION AND CONSENT TO JURISDICTION...........................     79
     SECTION 14.11.  WAIVER OF JURY TRIAL..................................................     80
     SECTION 14.12.  Intercreditor Agreement and Conflicts.................................     81

DESCRIPTION OF SERVITUDES..................................................................      1

     SCHEDULE I    -   Organizational Matters
     SCHEDULE II   -   Description of Land
     SCHEDULE III  -   Pledged Shares
     SCHEDULE IV   -   Form of Security and Intercreditor Supplement
     SCHEDULE V    -   Tort Claims
     SCHEDULE VI   -   Description of Servitudes
     SCHEDULE VII  -   Consents
     SCHEDULE VIII -   Promissory Notes

                   COMMON SECURITY AND INTERCREDITOR AGREEMENT

            THIS COMMON SECURITY AND INTERCREDITOR AGREEMENT, dated as of December 31, 2001, is made by and among:

      PIONEER AMERICAS LLC, a Delaware limited liability company (the "Tranche A Issuer"),

      PCI CHEMICALS CANADA COMPANY, an unlimited liability company organized and existing under the laws of the province of Nova Scotia, Canada, (the "Tranche B Issuer"),

      PIONEER COMPANIES, INC., a Delaware corporation ("PCI"),

      IMPERIAL WEST CHEMICAL CO., a Nevada corporation ("Imperial"),

      KEMWATER NORTH AMERICA COMPANY, a Delaware corporation ("Kemwater"),

      PIONEER (EAST), INC., a Delaware corporation ("Pioneer East"),

      PIONEER WATER TECHNOLOGIES, INC., a Delaware corporation ("PWTI"),

      PIONEER LICENSING, INC., a Delaware corporation ("PLI"), and

      KWT, INC., a Delaware corporation ("KWT"),

      (the Tranche A Issuer, the Tranche B Issuer, PCI, Imperial, Kemwater, Pioneer East, PWTI, PLI and KWT is each referred to herein as a "Grantor" and are collectively referred to herein as the "Grantors");

      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee under the Tranche A Indenture (as hereinafter defined) for its own benefit and for the benefit of the Tranche A Holders (as hereinafter defined) (in such capacity, and any successor thereto in such capacity, the "Tranche A Trustee");

      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee under the Tranche B Indenture (as hereinafter defined) for its own benefit and for the benefit of the Tranche B Holders (as hereinafter defined) (in such capacity, and any successor thereto in such capacity, the "Tranche B Trustee");

      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as administrative agent under the Term Loan Agreement (as hereinafter defined) for its own benefit and for the benefit of the Term Loan Lenders (as hereinafter defined) (in such capacity, and any successor thereto in such capacity, the "Administrative Agent"); and

      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as collateral agent hereunder for the benefit of the Secured Parties (as hereinafter defined) (in such capacity, and any successor thereto in such capacity, the "Collateral Agent").

                                    RECITALS

            A. Pursuant to that certain Indenture, dated as of the date hereof (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Tranche A Indenture") among the Tranche A Issuer, the guarantors from time to time party thereto (each, a "Tranche A Guarantor") and the Tranche A Trustee, as trustee for the holders of the Tranche A Notes (as hereinafter defined) (the "Tranche A Holders"), the Tranche A Issuer shall issue its Senior Secured Floating Rate Guaranteed Notes due 2006 in an aggregate principal amount of $45,421,874 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, upon the registration of such notes pursuant to the United States Securities Act of 1933 or otherwise, the "Tranche A Notes").

            B. Pursuant to that certain Indenture, dated as of the date hereof (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Tranche B Indenture") among the Tranche B Issuer, the guarantors from time to time party thereto (each, a "Tranche B Guarantor") and the Tranche B Trustee, as trustee for the holders of the Tranche B Notes (as hereinafter defined) (the "Tranche B Holders"), the Tranche B Issuer shall issue its 10% Senior Secured Guaranteed Notes due 2008 in an aggregate principal amount of $150,000,000 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, upon the registration of such notes pursuant to the United States Securities Act of 1933 or otherwise, the "Tranche B Notes").

            C. Pursuant to that certain Term Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Loan Agreement"), among the Tranche A Issuer, as borrower, the guarantors from time to time party thereto (each, a "Term Loan Guarantor"), the lenders from time to time party thereto (the "Term Loan Lenders"), and the Administrative Agent, the Tranche A Issuer shall be indebted to the Term Loan Lenders in an aggregate principal amount of $4,578,126, which indebtedness shall be evidenced by the term loan notes (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, including as issued in exchange or substitution therefor, the "Term Loan Notes") to be issued by the Tranche A Issuer pursuant to the Term Loan Agreement.

            D. Pursuant to Article XIII of the Tranche A Indenture, each Tranche A Guarantor shall guarantee the payment and performance of the Tranche A Indenture Obligations (as hereinafter defined) (such guaranty of each Tranche A Guarantor, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Tranche A Guaranty").

            E. Pursuant to Article XIII of the Tranche B Indenture, each Tranche B Guarantor shall guarantee the payment and performance of the Tranche B Obligations (as hereinafter defined) (such guaranty of each Tranche B Guarantor, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Tranche B Guaranty").

            F. Pursuant to Article VIII of the Term Loan Agreement, each Term Loan Guarantor shall guarantee the payment and performance of the Tranche A Term Loan Obligations (as hereinafter defined) (such guaranty of each Term Loan Guarantor, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Loan Guaranty").

            G. It is a condition precedent to the acceptance (i) by the Tranche A Holders of the Tranche A Notes, (ii) by the Term Loan Lenders of the indebtedness of the Tranche A Issuer to the Term Loan Lenders evidenced by the Term Loan Notes, and (iii) by the Tranche B Holders of the Tranche B Notes, that each Grantor, among other things, shall have executed and delivered to the Collateral Agent this Common Security and Intercreditor Agreement to secure the full payment and performance of such Grantor's obligations under or pursuant to the Tranche A Indenture, the Term Loan Agreement and the Tranche B Indenture and the agreements related thereto.

            H. The Tranche A Holders, the Term Loan Lenders, the Tranche B Holders, the Tranche A Trustee, the Administrative Agent, the Tranche B Trustee and the Collateral Agent wish to provide for the governance of their respective rights and obligations in relation to the Financing Agreements (as hereafter defined) and the Tranche A Holders are willing to do so acting through the Tranche A Trustee, the Term Loan Lenders are willing to do so acting through the Administrative Agent and the Tranche B Holders are willing to do so acting through the Tranche B Trustee.

            I. All things have been done that are necessary for this Agreement to constitute a valid contract and security agreement securing the Secured Obligations.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Definitions. The following terms (whether or not underscored), when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

            "Accounts" has the meaning given to it in Section 2.01(b)(iv).

            "Accounts Receivable" has the meaning given to it in Section 2.01(b)(iv).

            "ACM" shall have the meaning given to it in Section 5.01(v)(iii).

            "Additional Grantor" means (i) any Additional Guarantor (as such term is defined in the Term Loan Agreement) under the Term Loan Agreement, (ii) any Person becoming a Guarantor (as such term is defined in the Tranche A Indenture) party to the Tranche A Indenture pursuant to Section 1316 thereof (such Person, an "Additional Tranche A Guarantor") and (iii) any Person becoming a Guarantor (as such term is defined in the Tranche B Indenture) party to the Tranche B Indenture pursuant to Section 1316 thereof (such Person, an "Additional Tranche B Guarantor"), provided that (i) if the Tranche A Obligations shall have been satisfied and performed in full and any Tranche B Obligations shall be outstanding, "Additional Grantor" shall mean any Additional Tranche B Guarantor, and (ii) if the Tranche B Obligations shall have been satisfied and performed in full and any Tranche A Obligations shall be outstanding, "Additional Grantor" shall mean any Additional Tranche A Guarantor or Additional Guarantor.

            "Additional Undertaking" shall mean (a) cash or cash equivalents or
(b) a surety bond, an Additional Undertaking Guarantee or an Additional Undertaking Letter of Credit which is (i) provided by a Person, (ii) whose long-term unsecured debt is rated at least "AA" (or equivalent) by a nationally recognized statistical rating agency and (iii) is otherwise satisfactory to the Collateral Agent. Additional Undertakings shall be addressed directly to the Collateral Agent and shall name the Collateral Agent as the beneficiary thereof and the party entitled to make claims thereunder.

            "Additional Undertaking Guarantee" shall mean the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating satisfactory to the Collateral Agent at the time such guarantee is delivered, given to the Collateral Agent, accompanied by an opinion of counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by the Collateral Agent in accordance with its terms, subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Agreement or the applicable Security Document for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirement of this Agreement or the applicable Security Document.

            "Additional Undertaking Letter of Credit" shall mean a clean, irrevocable, unconditional letter of credit in favor of the Collateral Agent and entitling the Collateral Agent to draw thereon in the City of New York issued by a bank satisfactory to the Collateral Agent, and if requested by the Collateral Agent, accompanied by an opinion of counsel to such bank to the effect that such letter of credit has been duly authorized, executed and delivered by such bank and constitutes the legal, valid and binding obligation of such bank enforceable against such bank by the Collateral Agent in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Agreement or the applicable Security Document for which such letter of credit will be given, such letter of credit and accompanying opinion are responsive to the requirements of this Agreement or the applicable Security Document.

            "Agreement" means, on any date, this Common Security and Intercreditor Agreement as hereafter from time to time amended, supplemented, amended and restated or otherwise modified.

            "Alteration" has the meaning given to it in Section 5.01(r).

            "Architect's Certificate" has the meaning given to it in Section 5.04(d)(iii).

            "Asset Sale" has the meaning given to it in the Tranche B Indenture.

            "Asset Sale Offer" has the meaning given to it in the Tranche B Indenture.

            "Asset Sale Release Notice" has the meaning given to it in Section 7.01(c)(i).

            "Books" has the meaning given to it in Section 2.01(b)(x).

            "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banking institutions in The City of New York or the city in which the Corporate Trust Office (as such term is defined in the Tranche B Indenture) is located are authorized or required by law or executive order to be closed.

            "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated) of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock or such other ownership interest), warrants, options or other rights to purchase any of the foregoing, including each class of common stock and preferred stock of such Person if such Person is a corporation and each general limited partnership interest of such Person if such Person is a partnership and/or limited liability company interest of such Person if such Person is a limited liability company.

            "Certification" has the meaning given to it in Section 5.01(y).

            "CFO" has the meaning given to it in Section 5.01(y).

            "Collateral" has the meaning given to it in Section 2.01.

            "Collateral Account" has the meaning given to it in Section 9.01.

            "Collateral Agent" is defined in the preamble to this Agreement.

            "Collateral Agent's Fees" means all fees, costs and expenses of the Collateral Agent of the type described in Sections 12.03, 12.04, 12.05 and 12.06.

            "Collateral Proceeds" has the meaning given to it in the Tranche B Indenture.

            "Consents" has the meaning given to it in Section 5.01(y).

            "Consent Segments" has the meaning given to it in Section 5.01(y).

            "Contract Rights" has the meaning given to it in Section
2.01(b)(xiv).

            "Curative Documents" has the meaning given to it in Section 5.01(y).

            "Curative Servitudes" has the meaning given to it in Section
5.01(y).

            "Custody and Disbursing Agreement" means that certain Custody and Disbursing Agreement, dated effective as of December 4, 2001, between Wells Fargo Bank Minnesota, N.A. and Pioneer Companies, Inc.

            "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

            "Destruction" has the meaning given to it in Section 5.04(a).

            "Diligence Period" has the meaning given to it in Section 5.01(y).

            "Disbursing Agent" means Wells Fargo Bank Minnesota, N.A. in its capacity as disbursing agent under the Custody and Disbursing Agreement.

            "Distribution Date" means the date on which any funds are applied by the Collateral Agent in accordance with the provisions of Section 8.01.

            "Dollar" and the sign "$" mean the lawful money of the United
States.

            "Eligible Investments" has the meaning given to it in the Tranche B Indenture.

            "Enforcement Notice" has the meaning given to it in Section
10.02(a).

            "Environmental Laws" has the meaning given to it in the Tranche B Indenture.

            "Estimate" has the meaning given to it in Section 5.04(d)(iii).

            "Equipment" has the meaning given to it in Section 2.01(b)(i).

            "Event of Default" has the meaning given to it Section 10.01.

            "Exit Facility" means the Loan and Security Agreement, dated as of December 31, 2001, among the Tranche A Issuer and the Tranche B Issuer, as borrowers, the guarantors named therein, the Exit Facility Lenders, and the Exit Facility Agent, and any refinancing thereof as may be permitted pursuant to the Financing Agreements, as may be amended, supplemented, amended and restated or otherwise modified from time to time, and all agreements and instruments related thereto and contemplated thereby, each dated as of December 31, 2001 (including any security agreement entered into in connection therewith), as each such agreement or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time and notwithstanding that there may be a period of time between such refinancings.

            "Exit Facility Agent" means Foothill Capital Corporation and its successors and assigns under the Exit Facility and any other agent party to any subsequent Exit Facility.

            "Exit Facility Lenders" means the lenders and any other secured parties as are or may from time to time become parties to the Exit Facility and their respective successors and assigns and any other lenders and secured parties party to any subsequent Exit Facility.

            "Exit Obligations" has the meaning set forth in 2.01(d).

            "Fair Market Value" means, with respect to any asset or property, the price of which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by an officer of the relevant Grantor acting in good faith unless the fair market value exceeds $500,000, in which case such fair market value will be determined by a majority of the members of the Boards of Directors of PCI and the relevant Grantor, and a majority of the disinterested members of such Boards of Directors, if any, acting in good faith, and will be evidenced by a duly and properly adopted resolution of such Boards of Directors.

            "Financing Agreements" means this Agreement, the Tranche A Indenture, the Term Loan Agreement, the Tranche B Indenture, the Term Loan Notes, the Tranche A Notes, the Tranche B Notes, each Term Loan Guaranty, each Tranche A Guaranty, each Tranche B Guaranty, the other Security Documents and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time, provided that (i) if the Tranche A Obligations shall have been satisfied and performed in full and any Tranche B Obligations shall be outstanding, "Financing Agreements" shall mean this Agreement, the Tranche B Indenture, the Tranche B Notes, each Tranche B Guaranty, the other Security Documents, and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time, and (ii) if the Tranche B Obligations shall have been satisfied and performed in full and any Tranche A Obligations shall be outstanding, "Financing Agreements" shall mean this Agreement, the Term Loan Agreement, the Tranche A Indenture, the Term Loan Notes, the Tranche A Notes, each Term Loan Guaranty, each Tranche A Guaranty and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Grantor" is defined in the preamble to this Agreement and includes each other Additional Grantor that becomes a Grantor pursuant to Section 5.03 and their respective successors.

            "General Intangibles" has the meaning given to it in Section
2.01(b).

            "Grantor Subsidiary" means any Subsidiary of any Grantor.

            "Hazardous Materials" has the meaning given to it in the Tranche B Indenture.

            "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement, refer to this Agreement as a whole and not to any particular Section, paragraph or provision of this Agreement.

            "Improvements" has meaning given to it in Section 2.01(a)(ii).

            "including" means including without limiting the generality of any description preceding or succeeding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

            "Initial Certification Date" has the meaning given to it in Section 5.01(y).

            "Insurance Proceeds" has the meaning given to it in Section 5.04(a).

            "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of December 31, 2001 among the Collateral Agent, the Tranche A Issuer, the Tranche B Issuer and the Exit Facility Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

            "Inventory" has the meaning given to it in Section 2.01(b)(ii).

            "Land" has the meaning given to it in Section 2.01(a)(i).

            "Law" means any treaty, foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, in each case as amended, and any judicial or administrative interpretation thereof by a governmental authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            "Lease" has the meaning given to it in Section 2.01(b)(xii).

            "Lien" means any mortgage, pledge, lien, security interest, hypothec, prior claim, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

            "Loan Documents" means this Agreement, the Term Loan Agreement, the Term Loan Notes, each Term Loan Guaranty, the other Security Documents and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein, each as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Loan Policy" has the meaning given to it in Section 5.01(y).

            "Majority Holders" means the Tranche A Majority Holders and the Tranche B Majority Holders, provided that (i) if the Tranche A Obligations shall have been satisfied and performed in full and any Tranche B Obligations shall be outstanding, "Majority Holders" shall mean the Tranche B Majority Holders, and
(ii) if the Tranche B Obligations shall have been satisfied and performed in full and any Tranche A Obligations shall be outstanding, "Majority Holders" shall mean the Tranche A Majority Holders.

            "Material Adverse Effect" means (i) any material adverse effect on the business, assets, debt service capacity, liabilities (including environmental liabilities but excluding any changes in the financial condition of the Tranche A Issuer or the Tranche B Issuer resulting from the application of FAS 133 to the CRC Portfolio (as such term is defined in the Tranche B Indenture)), financial condition, operations or prospects of the Grantors and the Grantor Subsidiaries, taken as a whole, (ii) any material adverse effect upon the ability of any Grantors and the Grantor Subsidiaries, taken as a whole, to timely perform their respective material obligations under the Financing Agreements to which they are or will be a party, or (iii) any impairment of the legality, validity or enforceability of any Financing Agreement, or any material impairment of the rights, remedies or benefits available to the Secured Parties under any Financing Agreement.

            "Missing Segments" has the meaning given to it in Section 5.01(y).

            "Mortgaged Property" has the meaning given to it in Section 2.01(a).

            "Net Award" has the meaning given to it in Section 5.04(b).

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of PCI and the relevant Grantor and delivered to the Collateral Agent, the Administrative Agent, the Tranche A Trustee and/or the Tranche B Trustee, as required by the terms hereof.

            "Opinion of Counsel" means a written opinion of counsel, who shall be counsel for PCI and the relevant Grantor and who shall be reasonably acceptable to the Collateral Agent or with respect to an Opinion of Counsel requested pursuant to Section 7.01(c)(v), an opinion of counsel for the buyer of such assets upon which the Collateral Agent is entitled to rely.

            "Permit" has the meaning given to it in Section 5.01(m).

            "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Pipeline" has the meaning given to it in Section 5.01(y).

            "Pipeline Mortgage" has the meaning given to it in Section 5.01(y).

            "Pipeline Security Interest" has the meaning given to it in Section 5.01(y).

            "Plans and Specifications" has the meaning given to it in Section 5.04(d)(i).

            "Pledged Shares" has the meaning given to it in Section 2.01(b)(vi).

            "Primary Collateral" has the meaning given to it in Section 2.01(d).

            "Policy Issuance Date" has the meaning given to it in Section
5.01(y).

            "Prior Liens" has the meaning given to it in Section 4.01(m).

            "Pro Rata Payment" means a payment to a Secured Party (other than the Collateral Agent, the Administrative Agent, the Tranche A Trustee and the Tranche B Trustee in their respective individual and trust capacities) on any date on which a payment of Secured Obligations is made in which (a) interest paid to such Secured Party on such date bears the same proportion to the total interest payments made to all Secured Parties on such date as (i) the total Secured Obligations for interest due to such Secured Party on such date bears to (ii) the total Secured Obligations for interest due to such Secured Parties on such date, (b) principal paid or prepaid to such Secured Party on such date bears the same proportion to the total principal payments or prepayments made to all Secured Parties on such date as (i) the total Secured Obligations for principal due to such Secured Party on such date bears to (ii) the total Secured Obligations for principal due to all Secured Parties on such date, in each case not including any principal payable by way of an acceleration of principal payable unless the Tranche A Obligations or the Tranche B Obligations, as the case may be, in respect of which principal is payable by way of acceleration, have been accelerated in whole or in part, as the case may be, and (c) fees, commissions, indemnities and all amounts other than interest and principal paid to such Secured Party on such date bears the same proportion to the total fees, commissions, indemnities and such other amounts paid to all Secured Parties on such date as (i) the total Secured Obligations for fees, commissions, indemnities and such other amounts due to such Secured Party on such date bears to (ii) the total Secured Obligations for fees, commissions, indemnities and such other amounts due to all Secured Parties on such date.

            "Restoration" has the meaning given to it in Section 5.04(c).

            "Restoration Election Notice" has the meaning given to it in Section 5.04(c).

            "Released Interests" has the meaning given to it in Section 7.01(c).

            "Released Trust Moneys" has the meaning given to it in Section 8.04.

            "Rents" has the meaning given to it in Section 2.01(b)(xii).

            "Returned Payments" means Unallocated Payments, together with the interest earned on the investment of such Unallocated Payments, in each case net of all fees and expenses, that are released from escrow in accordance with the terms of the Tranche B Indenture and/or the Tranche A Indenture.

            "Secondary Collateral" has the meaning given to it in Section
2.01(d).

            "Security Documents" means this Agreement, each Mortgage (as such term is defined in the Tranche B Indenture), the Canadian Security Agreements (as such term is defined in the Tranche B Indenture) and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments, UCC filings, financing statements and registrations or any other instrument evidencing or creating any security interest or Lien in favor of the Collateral Agent for the ratable benefit of the Secured Parties in all or any portion of the Collateral, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Secured Obligations" means the Tranche A Obligations and the Tranche B Obligations, provided that (i) if the Tranche A Obligations shall have been satisfied and performed in full and any Tranche B Obligations shall be outstanding, "Secured Obligations" shall mean the Tranche B Obligations, and (ii) if the Tranche B Obligations shall have been satisfied and performed in full and any Tranche A Obligations shall be outstanding, "Secured Obligations" shall mean the Tranche A Obligations.

            "Secured Parties" means the Term Loan Lenders, Tranche A Holders, the Tranche B Holders, the Collateral Agent (in its individual capacity as a trustee and agent hereunder), the Administrative Agent (in its individual capacity as administrative agent under the Term Loan Agreement), the Tranche A Trustee (in its individual capacity as trustee under the Tranche A Indenture) and the Tranche B Trustee (in its individual capacity as trustee under the Tranche B Indenture), provided that (i) if the Tranche A Obligations shall have been satisfied and performed in full and any Tranche B Obligations shall be outstanding, "Secured Parties" shall mean the Tranche B Holders, the Collateral Agent (in its individual capacity as trustee and agent hereunder), and the Tranche B Trustee (in its individual capacity as trustee under the Tranche B Indenture), and (ii) if the Tranche B Obligations shall have been satisfied and performed in full and any Tranche A Obligations shall be outstanding, "Secured Parties" shall mean the Term Loan Lenders (so long as any Tranche A Term Loan Obligations remain outstanding), the Tranche A Holders (so long as any Tranche A Indenture Obligations remain outstanding), the Collateral Agent (in its individual capacity as a trustee and agent hereunder), the Administrative Agent (in its individual capacity as administrative agent under the Term Loan Agreement (so long as any Tranche A Term Loan Obligations remain outstanding)) and the Tranche A Trustee (in its individual capacity as trustee under the Tranche A Indenture (so long as any Tranche A Indenture Obligations remain outstanding)).

            "Secured Personal Property" has the meaning given to it in Section 2.01(b).

            "Security and Intercreditor Supplement" has the meaning given to it in Section 5.03.

            "Segments" means segments listed in Schedule VI.

            "Servitudes" has the meaning given to it in Section 5.01(y).

            "St. Gabriel Pipeline Collateral Item" has the meaning given to it in Section 5.01(y).

            "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries, or (ii) any other Person of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries, whether or not such corporation or other

Person is incorporated or organized in or under the laws of the United States of America or any state thereof.

            "Survey" has the meaning given to it in Section 5.01(y).

            "Survey Corrective Action" has the meaning given to it in Section 5.01(y).

            "Taking" has the meaning given to it in Section 5.04(b).

            "Term Loan Agreement" has the meaning given to it in paragraph C of the Recitals hereto.

            "Term Loan Lenders" has the meaning given to it in paragraph C of the Recitals hereto.

            "Term Loan Guarantor" has the meaning given to it in paragraph C of the Recitals hereto.

            "Term Loan Guaranty" has the meaning given to it in paragraph F of the Recitals hereto.

            "Term Loan Notes" has the meaning given to it in paragraph C of the Recitals hereto.

            "Term Loans" has the meaning given to it in the Term Loan Agreement.

            "Title Commitment" has the meaning given to it in Section 5.01(y).

            "Title Corrective Action" " has the meaning given to it in Section 5.01(y).

            "Title Opinion" has the meaning given to it in Section 5.01(y).

            "Title Policies" means the mortgagee policies of title insurance delivered to the Collateral Agent and insuring the liens on the Mortgaged Property.

            "Tranche A Documents" means this Agreement, the Tranche A Indenture, the Tranche A Notes, each Tranche A Guaranty, the other Security Documents and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein each as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Tranche A Guarantor" has the meaning given to it in paragraph A of the Recitals hereto.

            "Tranche A Guaranty" has the meaning given to it in paragraph D of the Recitals hereto.

            "Tranche A Holder" has the meaning given to it in paragraph A of the Recitals hereto.

            "Tranche A Indenture" has the meaning given to it in paragraph A of the Recitals hereto.

            "Tranche A Indenture Asset Sale" has the meaning given to it in
Section 7.01(c).

            "Tranche A Indenture Collateral Proceeds" means "Collateral Proceeds" as such term is defined in the Tranche A Indenture.

            "Tranche A Indenture Obligations" means each payment and performance obligation (monetary or otherwise) of each Grantor and of each other obligor (except for the Secured Parties) arising under or in connection with the Tranche A Indenture, the Tranche A Notes, each Tranche A Guaranty and each other Tranche A Document (except in respect of any Grantor, its obligations under this Agreement), including in respect of payment of principal of, premium, if any, and interest, on the Tranche A Notes when due and payable, and all other amounts or performances due or to become due under or in connection therewith and all other obligations to the Tranche A Trustee, the Tranche A Holders or the Collateral Agent thereunder.

            "Tranche A Notes" has the meaning given to it in paragraph A of the Recitals hereto.

            "Tranche A Majority Holders" shall mean, at any time, Tranche A Holders and Term Loan Lenders together holding and owed at least 51% of the aggregate principal amounts of the Tranche A Notes and the Term Loans then outstanding, provided that (i) if the Tranche A Term Loan Obligations shall have been satisfied and performed in full and any Tranche A Indenture Obligations shall be outstanding, "Tranche A Majority Holders" shall mean Tranche A Holders together holding at least 51% of the aggregate principal amount of the Tranche A Notes then outstanding, and (ii) if the Tranche A Indenture Obligations shall have been satisfied and performed in full and any Tranche A Term Loan Obligations shall be outstanding, "Tranche A Majority Holders" shall mean Term Loan Lenders together holding and owed at least 51% of the aggregate principal amount of the Term Loans then outstanding.

            "Tranche A Term Loan Asset Sale" has the meaning given to it in
Section 7.01(c).

            "Tranche A Term Loan Collateral Proceeds" means "Collateral Proceeds" as such term is defined in the Term Loan Agreement.

            "Tranche A Term Loan Obligations" means each payment and performance obligation (monetary or otherwise) of each Grantor and of each other obligor (except for the Secured Parties) arising under or in connection with the Term Loan Agreement, the Term Loan Notes, each Term Loan Guaranty and each other Loan Document (except, in respect of any Grantor, its obligations under this Agreement), including in respect of payment of principal of, premium, if any, and interest when due and payable and all other amounts or performances due or to become due under or in connection therewith and all other obligations to the Administrative Agent, the Term Loan Lenders or the Collateral Agent thereunder.

            "Tranche A Obligations" means the Tranche A Term Loan Obligations and Tranche A Indenture Obligations, provided that (i) if the Tranche A Term Loan Obligations shall have been satisfied and performed in full and any Tranche A Indenture Obligations shall be outstanding, "Tranche A Obligations" shall mean the Tranche A Indenture Obligations, and (ii) if the Tranche A Indenture Obligations shall have been satisfied and performed in full and any Tranche A Term Loan Obligations shall be outstanding, "Tranche A Obligations" shall mean the Tranche A Term Loan Obligations.

            "Tranche A Trustee" is defined in the preamble to this Agreement.

            "Tranche B Documents" means this Agreement, the Tranche B Indenture, the Tranche B Notes, each Tranche B Guaranty, the other Security Documents and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein each as amended, supplemented, amended and restated or otherwise modified from time to time.

            "Tranche B Guarantor" has the meaning given to it in paragraph B of the Recitals hereto.

            "Tranche B Guaranty" has the meaning given to it in paragraph E of the Recitals hereto.

            "Tranche B Holder" has the meaning given to it in paragraph B of the Recitals hereto.

            "Tranche B Indenture" has the meaning given to it in paragraph B of the Recitals hereto.

            "Tranche B Majority Holders" shall mean, at any time, Tranche B Holders together holding at least 51% of the aggregate principal amount of the Tranche B Notes then outstanding.

            "Tranche B Notes" has the meaning given to it in paragraph B of the Recitals hereto.

            "Tranche B Obligations" means each payment and performance obligation (monetary or otherwise) of each Grantor and of each other obligor (except for the Secured Parties) arising under or in connection with, the Tranche B Indenture, the Tranche B Notes, each Tranche B Guaranty and each other Tranche B Document (except in respect of any Grantor, its obligations under this Agreement), including in respect of payment of principal of, premium, if any, and interest, on the Tranche B Notes when due and payable, and all other amounts or performances due or to become due under or in connection therewith and all other obligations to the Tranche B Trustee, the Tranche B Holders or the Collateral Agent thereunder.

            "Tranche B Trustee" is defined in the preamble to this Agreement.

            "Trust Estate" means (i) the right, title and interest of the Collateral Agent (for itself and for the benefit of the other Secured Parties) in and to the Collateral and in, to and under, each of the Security Documents,
(ii) the right, title and interest of the Collateral Agent (for itself and for the benefit of the other Secured Parties) in, to and under, each of the Title Policies, and (iii) any amounts from time to time held in the Collateral Account.

            "Trust Moneys" means all cash or Eligible Investments received by the Collateral Agent: (i) in exchange for the release of property from the Lien of any of the Security Documents, including Collateral Proceeds, Tranche A Indenture Collateral Proceeds and Tranche A Term Loan Collateral Proceeds, (ii) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of, including any Net Award, (iii) as proceeds of insurance upon any, all or part of, the Collateral (other than any liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it), including any Insurance Proceeds, (iv) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Agreement or the other Security Documents or otherwise, (v) as Returned Payments, or (vi) for application pursuant to the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture, as provided in the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture, as the case may be, or any in Security Document, or whose disposition is not otherwise specifically provided for in the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture, or in any Security Document, as the case may be. Unless there shall be an Event of Default, Trust Moneys shall not include any proceeds of any sale of assets of any Grantor which does not constitute an Asset Sale, a Tranche A Indenture Asset Sale or a Tranche A Term Loan Asset Sale.

            "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Unallocated Payments" means the aggregate amount of the payments of interest, principal, premium or other amounts paid to the Disbursing Agent with respect to Unallocated Securities.

            "Unallocated Securities" means the unclaimed Tranche A Notes and/or the Tranche B Notes held by the Disbursing Agent.

            "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

            "Valuation Date" has the meaning given to it in Section 7.01(c)(i).

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

            SECTION 2.01. Grant of Security Interest. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title, interest in, to and under, the following as described in Sections 2.01(a), (b) and (c) (including Secondary Collateral and to the extent such Secondary Collateral becomes Primary Collateral, Primary Collateral, the "Collateral"):

            (a) all of such Grantor's real property assets, whether now owned or existing or hereafter acquired or existing, and wherever located (the "Mortgaged Property"), including the following:

                  (i) all such Grantor's right, title and interest in, under and to the lands described in Schedule II hereto (the "Land"), together with any and all of its other rights, titles and interests of whatever kind or character (whether now owned or hereafter acquired by operation of Law or otherwise) in, under and to such Land; and

                  (ii) all of its rights, title and interests in all plants, buildings, structures, towers and other improvements and component parts thereof, now owned or hereafter acquired and located on the Land, including fixtures, heating, lighting and power plants, pipelines, transmission lines, buildings, housing and improvements, together with all other machinery, equipment, appliances and apparatus of whatsoever character or description, and all replacements, substitutions and additions to said property, owned by it and located on the Land or located elsewhere and used in the operation, conduct and maintenance of such plant located thereon (the "Improvements").

            (b) all of such Grantor's personal property assets, including the following, whether now owned or existing or hereafter acquired or existing, and wherever located (the "Secured Personal Property"):

                  (i) all furnishings, fixtures, service vehicles, supplies, absorbers, machinery, drums, engines, motors, regulators, meters, exchangers, tanks, docks, racks, heaters, above ground storage facilities, under ground storage facilities, loading facilities, fractionation facilities, absorption equipment, distillation equipment, deethanizers, depropanizers, debutanizers, olefin splitters, stills, power plants, disposal pits, warehouses, dwelling houses, cooling equipment, compressors, pipelines, piping flow lines, wiring, boilers, vessels, dehydration equipment or any of them, and other equipment together with all attachments, components, parts and accessories installed thereon or affixed thereto ("Equipment");

                  (ii) all goods held for sale or lease or to be furnished under contracts of service, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping the same, in each case in all stages of production, from raw materials through work-in-process to finished goods, including chlorine, caustic soda, bleach, hydrochloric acid, other chlorides and aluminum sulfate ("Inventory");

                  (iii) all other goods, of any nature whatsoever;

                  (iv) all (A) (1) rights to payment for Inventory or other goods sold or services rendered by such Grantor, including all accounts arising from sales or rendition of services made under any of such Grantor's trade names or styles or through any of such Grantor's divisions, regardless of how such right is evidenced, whether secured or unsecured (and whether or not specifically listed on schedules furnished to the Collateral Agent) ("Accounts Receivable"), and (2) other accounts;
      (B) unpaid seller's rights (including rights of rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (C) rights to any goods (including Inventory) represented by any of the foregoing, including rights to returned or repossessed goods (including Inventory); (D) reserves and credit balances arising under any of the foregoing; (E) guarantees, letters of credit, collateral or other supporting obligations supporting or securing any of the foregoing; and
      (F) insurance policies or rights relating to any of the foregoing (collectively, including Accounts Receivable, the "Accounts");

                  (v) all (1) instruments, (2) documents, (3) contract rights,
      (4) chattel paper, (5) letters of credit, (6) letter-of-credit rights, (7) claims, including commercial tort claims, and causes of action against any other Person, however arising, (8) payment intangibles, and (9) general intangibles, whether or not for the payment of money, including, but not limited to, all (A) rights to tax refunds or other payments of every kind or nature, including rights to the payment of letters of credit, (B) copyrights, rights in or licenses of copyrights and marks subject to copyright protection, in whole or in part, and all renewals or extensions of any of the foregoing, (C) trade names, trademarks, service marks, trade styles, designs, logos, indicia, corporate names, company names and fictitious business names, in each case, together with all associated goodwill, (D) patents and patent applications and rights in or licenses of patents or patent applications, (E) computer programs and all intellectual property rights therein (other than such programs and rights in which, by their terms enforceable under applicable Law, no security interest may be granted), and (F) other proprietary information (the "General Intangibles");

                  (vi) all investment property, including all securities and capital stock or other interests in any other Person represented by the certificates identified in Schedule III hereto, all rights and property relating to or acquired in connection with such securities, capital stock or other interests (including the right to receive dividends and other distributions) and all other Capital Stock of whatever class of any other Person, now or hereafter owned by such Grantor, including as a result of exchanges, reinvestments, divisions or free allocations ("Pledged Shares");

                  (vii) all cash and cash equivalents, including, without limitation, money, demand deposit accounts and other deposit accounts;

                  (viii) all governmental approvals, licenses, franchises and authorizations, to the maximum extent permitted by any applicable Law;

                  (ix) all property and interests in property of such Grantor now or hereafter coming into the actual possession, custody or control of the Collateral Agent in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

                  (x) all books and records (the "Books");

                  (xi) to the extent not otherwise provided for herein and to the extent permitted by law, all rights, title and interest in, to and under all franchises, licenses, permits, certificates, consents, approvals and authorizations, however characterized, used or held for use in connection with such Grantor's ownership and operation of the Mortgaged Property and issued or in any way furnished, whether necessary or not for the operation and use of the Mortgaged Property, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses or certificates of operation;

                  (xii) to the extent not otherwise provided for herein, all rights, title and interest, as landlord, franchisor, licensor or grantor, in all space, oil, gas and mineral leases and subleases, franchise agreements, licenses, and occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Mortgaged Property or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect, including all rents, additional rents, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease (collectively, "Rents");

                  (xiii) to the extent not otherwise provided for herein, all surveys, title insurance policies, drawings, plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Mortgaged Property or the Equipment or the construction of any alteration or the maintenance of any permit;

                  (xiv) to the extent not otherwise provided for herein, (A) all rights, titles and interests of such Grantor in, to and under the contracts, agreements or other instruments and documents relevant to such Grantor's ownership and operation of the Mortgaged Property, (B) all contract rights relating to the Mortgaged Property or the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto, but not including Accounts Receivable (collectively, "Contract Rights"), and (C) all processes, designs, methodologies and related documentation, technical information, manufacturing, engineering and technical drawings related to the ownership and operation of the Mortgaged Property; and

                  (xv) all other property and interests in property of such Grantor constituting personal property.

            (c) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the real or personal property described in Section 2.01(a) and Section 2.01(b) (including proceeds that constitute property of the types described in Section 2.01(a) or Section 2.01(b)), whether now owned or hereafter acquired or existing, and wherever located, and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty, guaranty or letter of credit, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and (ii) any and all supporting obligations in respect of any of the foregoing.

            (d) notwithstanding anything to the contrary contained herein, the security interest and Lien of the Secured Parties in that part of the Collateral comprising Accounts, Inventory, General Intangibles directly related to Accounts and Inventory, the proceeds of the foregoing and Books directly related thereto (such Accounts, Inventory, proceeds, related General Intangibles and related Books, the "Secondary Collateral") shall be subject to the prior security interest and Lien of the Exit Facility Lenders in the Secondary Collateral to the extent that, and only for so long as, such Secondary Collateral secures the obligations of the Tranche A Issuer, the Tranche B Issuer and the other Grantors (to the extent such Grantors have guaranteed the obligations under the Exit Facility in favor of the Exit Facility Lenders and any other secured party named therein (such obligations, the "Exit Obligations")). For the avoidance of doubt, for so long as, to the extent that and all times during which, Secondary Collateral does not secure the Exit Obligations (such Secondary Collateral, and any part thereof, is herein referred to as "Primary Collateral"), the Primary Collateral shall not be subject to any security interest or Lien in favor of any Persons (other than the security interest and Lien in favor of Secured Parties pursuant to this Agreement and other Prior Liens) and the security interest and Lien of the Secured Parties in the Primary Collateral shall be a first priority perfected security interest and Lien (subject only to Prior Liens).

            SECTION 2.02. Perfection and Maintenance of Security Interests.

            (a) Each Grantor shall, at its sole cost and expense, perform any and all acts and execute any documents, including the execution, amendment or supplementation of any financing statement and continuation statement or other statement or registration for filing under the provisions of any statute, rule or regulation of any applicable United States or Canadian federal, state, provincial or local jurisdiction, including any filings or registrations in local real estate land record offices or registry offices, which are necessary or advisable in order to create, grant, maintain, register, record, file, perfect, renew and preserve in favor of the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority Lien on the Collateral (other than with respect to the Secondary Collateral) and to fully preserve and protect the rights of the Collateral Agent under this Agreement and the other Security Documents and do such other acts and execute such other documents as may reasonably be requested by the Collateral Agent.

            (b) Each Grantor shall from time to time promptly pay and satisfy all recording, registration and/or filing fees, charges and taxes relating to this Agreement and the other Security Documents to which such Grantor is a party and any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing, if at any time the Collateral Agent shall determine that additional recording, filing, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Grantors shall be jointly and severally liable to, and the applicable Grantor shall, pay such taxes promptly upon demand by the Collateral Agent.

            (c) Without limiting the generality of the foregoing, the Collateral Agent is authorized (i) to file under the Uniform Commercial Code of any state of the United States, or other applicable Law, financing statements, continuation statements or other documents relating to the Collateral, and (ii) to cause the execution and filing of public deeds or other documents under the laws of Canada necessary to create or preserve the security interest or Liens in the Collateral created hereby, in each case without the signature of any Grantor. Neither the Collateral Agent nor the other Secured Parties have any responsibility for the creation, priority, validity, perfection or enforceability of any security interest or Lien created or intended to be created hereby or pursuant hereto or for the maintenance or perfection of any such security interest or Lien; provided that the Collateral Agent shall execute all public deeds or other documents as required by applicable Law and regulation to duly create and register security interests or Liens provided for in this
Article II (subject to the provisions of Article XIII). The Collateral Agent shall promptly notify the Grantors of any action taken under this Section 2.02.

            (d) Except as otherwise expressly provided for in the Financing Agreements, no Grantor shall take any actions which would impair or render ineffective or adversely affect the attachment, perfection or the priority (as such priority is contemplated herein or in any other Security Document) of any of the security interests, Liens, or conditional assignments granted in, or pursuant to, this Agreement or the other Security Documents.

            SECTION 2.03. Pledged Shares, Voting Rights and Dividends.

            (a) Subject to the terms of the other Financing Agreements and Sections 2.03(d) and (e), each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to it as owner of Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Financing Agreements.

            (b) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purposes of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (a) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (c) below.

            (c) Subject to the terms of the other Financing Agreements and Sections 2.03(d) and (e), each Grantor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Shares to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Financing Agreements and applicable laws. All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Shares, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Shares or received in exchanged for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral (whether or not there shall have occurred or be continuing any Default), and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separately and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

            (d) If there shall have occurred an Event of Default which shall be continuing, all rights of any Grantor to dividends, interest or principal that such Grantor is authorized to receive pursuant to paragraph (c) of this Section
2.03 shall cease forthwith at the Collateral Agent's election, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereafter have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Grantor contrary to the provisions of this paragraph (d) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (d) shall be retained by the Collateral Agent in the Collateral Account upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 10.04.

            (e) If there shall have occurred an Event of Default which shall be continuing, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of this
Section 2.03, and the obligations of the Collateral Agent under paragraph (b) of this Section, shall cease forthwith at the Collateral Agent's election, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereafter have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

            SECTION 2.04. Possession and Use of Collateral. Subject to and in accordance with the provisions of this Agreement and the other Security Documents, so long as no Event of Default shall have occurred and be continuing, the Grantors shall have the right to remain in possession and retain exclusive control of the Collateral (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or pursuant to any other Security Document) and to operate, manage, develop, use and enjoy the Collateral (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or pursuant to any other Security Document) and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or other Security Documents). Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments) received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as Collateral or to be applied as provided by Article X, as determined by the Collateral Agent in accordance with the terms hereof.

                                  ARTICLE III
                              DECLARATION OF TRUST

            SECTION 3.01. Declaration of Trust.

            (a) The Collateral Agent, for itself and for its successors, hereby declares, and each Grantor agrees, that for purposes of constituting security in the Collateral located in the Province of Quebec, Canada, the Collateral Agent has received a power of attorney (within the meaning of the Civil Code of Quebec) from or for all and each of the Secured Parties for the purposes of holding, on behalf of and for the benefit of all of the Secured Parties, the security constituted by this Agreement. The Collateral Agent, for itself and its successors, confirms its acceptance of such power of attorney.

            (b) The Collateral Agent, for itself and for its successors, hereby declares, and each Grantor agrees, that the Collateral Agent holds the Trust Estate as secured party or mortgagee or deed of trust beneficiary, as the case may be, in trust or under power of attorney (within the meaning of the Civil Code of Quebec) under this Agreement and the other Security Documents for the equal and ratable benefit of the Secured Parties (and the Persons for whom the Secured Parties act as trustee, agent or fiduciary), without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as provided herein. Each Secured Party by executing and delivering this Agreement (through the Administrative Agent, the Tranche A Trustee or the Tranche B Trustee, as the case may be, or otherwise), and each Person for whom such Secured Party acts as trustee, agent or fiduciary, as applicable, by acceptance of the benefits of this Agreement and the other Security Documents, (i) consents to the appointment of the Collateral Agent as agent hereunder and grants to the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder, (ii) confirms that the Collateral Agent shall have the authority, subject to the terms of this Agreement, to act as the exclusive agent of such Secured Party (or such Person, as applicable) to make claims under and otherwise act in all respects as the beneficiary of the Title Policies, to enforce any remedies under or with respect to any Security Document, to give or withhold any consent or approval relating to any Collateral or the Security Documents or any obligations with respect thereto, and otherwise to take any action on behalf of the Secured Parties (or such Person, as applicable) contemplated in this Agreement and the other Security Documents (including receiving opinions, maintaining collateral accounts and exercising remedies), and (iii) agrees that, except as provided in this Agreement, such Secured Party (or such Person, as applicable) shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral or the Security Documents or itself make any claim under the Title Policies.

            SECTION 3.02. Acceptance of Trust. The Collateral Agent, for itself and its successors, hereby accepts the trust created by this Agreement upon the terms and conditions hereof. The Collateral Agent shall forward copies of any material written communication it receives from the Grantors to the other Secured Parties.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties. Each Grantor hereby represents and warrants (in respect of, or on behalf of, itself and each other Grantor) to the Collateral Agent and each other Secured Party as follows:

            (a) It has all power and authority necessary to execute and deliver this Agreement and each of the other Financing Agreements to which it is a party and to grant to the Collateral Agent for the benefit of the Secured Parties the security interests and Liens in the Collateral owned by it as contemplated herein and therein and to perform and incur its other obligations provided for herein and therein.

            (b) Each of the Financing Agreements to which it is a party has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) (i) All authorizations, approvals and consents from governmental authorities that are necessary for (A) the execution and delivery by it of each of the Financing Agreements to which it is a party, and (B) the performance of its obligations under the Financing Agreements have been obtained and are in full force and effect, and (ii) no consent or authorization of, filing with, notice to, or other act by or in respect of, any governmental authority or any other Person is required in connection with either (A) the grant by it of the Liens created hereby other than as set forth on Schedule VII, or (B) the perfection of or the exercise by the Collateral Agent and the other Secured Parties of their respective rights and remedies hereunder, other than the filing of financing statements with the Secretary of State of each of Nevada and Delaware and the filing of Personal Property Security Act filings in Canada and the Mortgages.

            (d) All of its Inventory and Equipment is located at the places specified on Schedule I. Its principal place of business and chief executive office, the office where it keeps its records concerning Accounts and other Collateral, and each other place of its business, are located at the addresses specified in Schedule I. None of the Accounts Receivable is evidenced by a promissory note or other instrument or by chattel paper, other than as set forth on Schedule VIII.

            (e) In respect of incorporation or organization:

                  (i) the Tranche B Issuer is a duly incorporated and validly existing unlimited liability company under the laws of the province of Nova Scotia, Canada;

                  (ii) the Tranche A Issuer is a duly incorporated and validly existing limited liability company under the laws of the State of Delaware and its State of Delaware organizational identification number is 2482072;

                  (iii) PCI is a duly incorporated and validly existing corporation under the laws of the State of Delaware and its State of Delaware organizational identification number is 2140922;

                  (iv) Imperial is a duly incorporated and validly existing corporation under the laws of the State of Nevada and its State of Nevada organizational identification number is 1977035970C;

                  (v) Kemwater is a duly incorporated and validly existing corporation under the laws of the State of Delaware and its State of Delaware organizational identification number is 2586312;

                  (vi) Pioneer East is a duly incorporated and validly existing corporation under the laws of the State of Delaware and its State of Delaware organizational identification number is 2630947;

                  (vii) PWTI is a duly incorporated and validly existing corporation under the laws of the State of Delaware and its State of Delaware organizational identification number is 2587418;

                  (viii) PLI is a duly incorporated and validly existing corporation under the laws of the State of Delaware and its State of Delaware organizational identification number is 2796354; and

                  (ix) KWT is a duly incorporated and validly existing corporation under the laws of the State of Delaware and its State of Delaware organizational identification number is 2212717.

            (f) It is qualified to do business (or, in the case of the Tranche A Issuer, will be qualified to do business within thirty days after the date hereof) and is in good standing in all states and other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

            (g) It is the legal, record and beneficial owner of, and has good and marketable title to, the Collateral owned by such Grantor, free and clear of any Lien or encumbrance whatsoever, except for (i) the Liens created hereby,
(ii) Liens existing on the date hereof as permitted pursuant to the other Financing Agreements, and (iii) Prior Liens. No financing statement or other security instrument is on file in any jurisdiction covering any of the Collateral, other than such as have been filed with respect to either (x) the Liens created hereby, (y) in respect of such other Liens existing on the date hereof as permitted pursuant to the other Financing Agreements, and (z) Prior Liens. No Lien or security interest or adverse claim or option upon any of the Collateral is created or imposed by its grant of a Lien and security interest in the Collateral in the manner herein provided, except as provided herein.

            (h) Each Grantor has all necessary material permits, franchises, licenses, rights-of-way, servitudes or other rights or authority needed in connection with the operation and maintenance of its Mortgaged Property. The Improvements upon the Land are all within the boundary lines of the Land or have the benefit of valid easements and there are no encroachments thereon that would materially impair the use thereof.

            (i) The Pledged Shares represented by the certificates identified in
Schedule III hereto are, and all other Pledged Shares in which any Grantor shall hereafter grant a security interest will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Shares is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective issuer of such Pledged Shares, upon the transfer of such Pledged Shares.

            (j) The Pledged Shares represented by the certificates identified in
Schedule III hereto constitute all of the issued and outstanding shares of Capital Stock of any class of any Person beneficially owned by such Grantor on the date hereof (whether or not registered in the name of the Grantor) and Schedule III correctly identifies the respective issuers of such Pledged Shares, the respective class and par value of the shares comprising such Pledged Shares and the respective number of shares (and registered owners thereof) represented by each such certificate.

            (k) It does not conduct any business under any name or trade name other than its proper corporate name, which is the name set forth in the first paragraph to this Agreement and its taxpayer identification number is set forth on Schedule I.

            (l) Except for Inventory in transit in the ordinary course of its business or Equipment in transit in the ordinary course of its business or being repaired, it has exclusive possession and control of the Inventory and Equipment owned by it.

            (m) This Agreement creates continuing security interests and Liens in the Collateral, securing the payment and performance in full of the Secured Obligations and such security interests and Liens are and shall remain first priority perfected security interests and Liens in or on all the Collateral (subject only to the Liens in respect of the Secondary Collateral securing indebtedness under the Exit Facility for so long as, and for such time as, such Secondary Collateral shall not be Primary Collateral, Liens securing the New Other Secured Notes and Claims in accordance with the Plan of Reorganization (as each such term is defined in the Tranche A Indenture) and the other Liens permitted by the Term Loan Agreement, the Tranche A Indenture and the Tranche B Indenture to be prior to the Liens created hereby (such Liens in respect of the Secondary Collateral in connection with the Exit Facility, the New Other Secured Notes and Claims and such prior Liens otherwise permitted by the Term Loan Agreement, the Tranche A Indenture and the Tranche B Indenture, the "Prior Liens")) and second priority perfected security interests and Liens on that part of the Collateral subject to the Liens securing the Exit Facility (except that such security interests and Liens shall be first priority perfected security interests and Liens if the Exit Facility shall no longer be in place and at all times during which the Secondary Collateral shall be Primary Collateral) and the New Other Secured Notes and Claims subject only to Prior Liens.

            (n) There is no action, suit or proceeding pending or threatened against or otherwise affecting any Grantor before any court or other governmental authority or before any arbitrator or mediator the result of which could reasonably be expected to have a Material Adverse Effect.

            (o) All pending commercial tort claims owned by each Grantor are set forth and described in Schedule V.

            (p) each Mortgaged Property is served by all electric, gas, sewer, water facilities and any other utilities required or necessary for the current use thereof, and each Grantor has access to each Mortgaged Property from public roads sufficient to allow such Grantor and its tenants and invitees to conduct its and their businesses at the Mortgaged Property as it is currently conducted.

            (q) The Mortgaged Property and Equipment are in compliance with the all applicable Laws, including those Laws in respect of local zoning, and use, the environment, and setback and other development use and occupancy requirements except to the extent that non-compliance with such Laws could not reasonably be expected to have a Material Adverse Effect.

            (r) On the date hereof, to the best of the Tranche A Issuer's knowledge, those Segments more particularly described on Schedule VI attached hereto comprise one contiguous parcel and there are no gaps, gores, strips or overlaps between and among said Segments, and the Pipeline lies within and does not encroach outside of or vary upon the metes and bounds legal descriptions set forth in the Servitudes.

                                    ARTICLE V
                                    COVENANTS

            SECTION 5.01. Covenants.

            (a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly authenticate all further records, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Collateral Agent, mark conspicuously each document and agreement included in the Collateral (other than Secondary Collateral for so long as it is not Primary Collateral), and each of its records pertaining to such Collateral, with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Collateral is subject to the Lien granted hereby, (ii) if any Collateral (other than Secondary Collateral for so long as it is not Primary Collateral) shall be, or shall be evidenced by, a promissory note or other instrument or chattel paper, deliver such item to the Collateral Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (iii) prior to or concurrently with the execution and delivery of this Agreement, deliver to the Collateral Agent all certificates identified in Schedule III hereto, accompanied by undated stock powers (or other appropriate powers in respect of Pledged Shares that are not in the form of stock or shares) duly executed in blank, and (iv) execute and file or record, as applicable, such financing statements, amendments thereto, continuation statements, agreements granting control to the Collateral Agent over all or any portion of the Collateral, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request from time to time in order to perfect and preserve the Liens granted or purported to be granted hereby, all in form and substance satisfactory to the Collateral Agent. Each Grantor hereby authorizes the Collateral Agent, where permitted by Law, to file any financing statement, amendment thereto, or continuation statement, without any Grantor's signature thereon. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent for that purpose) the Grantor's true and lawful attorney-in-fact to sign the name of such Grantor on any financing statement or other writing necessary or requested by the Collateral Agent to perfect its Lien on or in any of the Collateral or to maintain the perfection thereof.

            (b) Each Grantor shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Collateral Agent may reasonably request, all in reasonable detail. Without limiting the generality of the foregoing: (i) each Grantor shall, from time to time, to the extent Accounts constitute Primary Collateral, execute and deliver to the Collateral Agent, in such form and manner as the Collateral Agent may require, solely for the Collateral Agent's convenience in maintaining records of such Collateral, such confirmatory schedules of Accounts, and such other appropriate reports designating, identifying and describing the Accounts, as the Collateral Agent may request, and (ii) if any material commercial tort claim should hereafter arise, each Grantor shall promptly advise the Collateral Agent in writing of such claim. In addition, upon the occurrence and during the continuance of a Default, upon the Collateral Agent's request, each Grantor shall, to the extent Accounts constitute Primary Collateral, provide the Collateral Agent with copies of agreements with, or purchase orders from, such Grantor's customers, of invoices to customers and proof of shipment or delivery and such other documentation and information relating to the Collateral, as the Collateral Agent may from time to time request. Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the Lien granted herein. To the extent Accounts constitute Primary Collateral, each Grantor hereby authorizes the Collateral Agent to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by an authorized officer or agent of such Grantor.

            (c) Each Grantor agrees to keep books and records which accurately reflect in all material respects all of its business affairs and transactions, including such books and records regarding the Collateral as the Collateral Agent may require, and agrees that its books and records will reflect the Collateral Agent's Liens on and in the Collateral and agrees to permit the Collateral Agent, the Tranche A Trustee, the Administrative Agent or the Tranche B Trustee, or any of their respective representatives, at all times during normal business hours or such other reasonable times, and upon reasonable notice (unless a Default has occurred or the Collateral Agent reasonably suspects that a Default has occurred, in which case no prior notice shall be required) to visit all of its or their offices, to inspect the Collateral, to discuss its financial matters, its business, its assets, its liabilities and its prospects with its officers and with its independent public accountants (and each Grantor and each Grantor Subsidiary hereby authorizes such independent public accountants to discuss all such matters with the Collateral Agent or such representatives whether or not any representative of any Grantor or Grantor Subsidiary is present and, so long as there shall not have occurred and be continuing a Default, the Tranche A Issuer or the Tranche B Issuer, as the case may be, shall be given a reasonable opportunity to be present) and to examine, and photocopy extracts from, any of its books or other corporate records including management letters prepared by independent accountants, in each case for the purposes of monitoring each Grantor's compliance with its obligations under the Security Documents to which it is a party and in respect of the Collateral. So long as there shall not have occurred and be continuing a Default, the cost and expense of each such visit shall be borne by the Collateral Agent, the Tranche A Trustee, the Administrative Agent or the Tranche B Trustee, as the case may be, except that collectively such Persons or their representatives may make one such visit during each Fiscal Year (as such term in defined in the Tranche B Indenture) of the Grantors at the joint and several cost of the Grantors. If there shall have occurred and be continuing a Default, and so long as the same shall be continuing, such costs and expenses for all such visits shall be borne jointly and severally by the Grantors. No Grantor shall (i) change its name (including the adoption of any new trade name), jurisdiction of incorporation, identity or corporate structure, or (ii) change the location of any Collateral to a location not listed on
Schedule I (other than Collateral in transit or being repaired, in each case in the ordinary course of business), unless, in any such case, it shall have provided at least thirty (30) days' prior written notice to the Collateral Agent of any such change. No action requiring notice to the Collateral Agent under this paragraph shall be effected until such filings and other measures as may be required under applicable Law to continue uninterrupted the perfected Liens of the Collateral Agent on and in the Collateral affected thereby shall have been taken, and until the Collateral Agent shall have received such opinions of counsel with respect thereto as it may have reasonably requested.

            (d) Each Grantor shall defend the Collateral against all claims and demands of all Persons (other than any Secured Party or holder of a Prior Lien) claiming an interest therein. Each Grantor will warrant and defend title to the Collateral, subject to the Liens created by this Agreement and the other Security Documents and the Prior Liens, against the claims and demands of all other Persons (other than any Secured Party or holder of a Prior Lien) and will maintain and preserve the Liens created hereby and by the other Security Documents so long as any of the Secured Obligations secured hereby remains unpaid. Should an adverse claim be made against the title to any material part of the Collateral, each Grantor agrees that it will immediately notify the Collateral Agent in writing thereof and defend against such adverse claim to the extent necessary to preserve the Secured Parties' rights and benefits hereunder, subject to the Liens created by this Agreement and the other Security Documents, and each Grantor further agrees that the Collateral Agent may take such other action as it deems advisable to protect and preserve the Secured Parties' interests in the Collateral, and in such event each Grantor will indemnify the Collateral Agent against any and all costs, reasonable attorney's fees and other expenses which it may incur in defending against any such adverse claim. Each Grantor shall pay and discharge or shall cause to be paid and discharged (x) prior to delinquency, all federal, state and other material taxes, assessments and governmental charges or levies imposed upon it, its income, profits and its properties, except in each case, as are being contested in good faith and by appropriate proceedings diligently conducted by the Grantors and in respect of which adequate reserves are being maintained in accordance with GAAP, and (y) all lawful claims for labor, material, supplies and all other claims, judgements, demands or amounts of any nature which, if unpaid or not bonded, might by Law become a Lien upon the Collateral, except in each case, as are being contested in good faith by appropriate proceedings diligently conducted by the Grantors and in respect of which adequate reserves are being maintained in accordance with GAAP.

            (e) Each Grantor confirms to the Collateral Agent that any and all taxes or fees relating to its business, including its sales, the Accounts Receivable and all goods relating thereto, are its sole responsibility. Each Grantor shall maintain its corporate existence, and shall remain qualified to do business and in good standing in all states and other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

            (f) Subject to the rights of the Exit Facility Agent in respect of the Secondary Collateral pursuant to the Exit Facility and the Intercreditor Agreement, upon the occurrence and during the continuation of any Default, if so requested by the Collateral Agent, each Grantor shall set aside all returned, reclaimed or repossessed merchandise or goods, mark them with the Collateral Agent's name and hold them for the Collateral Agent's account as owner.

            (g) Except with the Collateral Agent's prior written consent, or as otherwise expressly provided in the Financing Agreements, no Grantor shall sell or otherwise dispose of any Collateral (other than Secondary Collateral for so long as it is not Primary Collateral).

            (h) From and after such time as Inventory becomes Primary Collateral, each Grantor shall safeguard, protect and hold all Inventory for the Collateral Agent's account and make no disposition thereof except in the ordinary course of business of such Grantor as herein provided. Unless the Collateral Agent has given a Grantor notice to the contrary, as provided for below, any Inventory then constituting Primary Collateral may be sold and shipped by such Grantor to its customers in the ordinary course of such Grantor's business on open account and on terms generally extended by such Grantor to its customers. The Collateral Agent shall have the right to withdraw the foregoing authorization at any time following the occurrence and during the continuation of an Event of Default, in which event no further disposition shall be made of any Inventory then constituting Primary Collateral by any Grantor without the Collateral Agent's prior written approval. Upon the sale, exchange, or other disposition of Inventory then constituting Primary Collateral, the Lien provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds thereof, including any instruments for the payment of money, Accounts Receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition to the extent such proceeds constitute Primary Collateral. As to any such sale, exchange or other disposition, the Collateral Agent shall have all of the rights of an unpaid seller, including stoppage in transit, rescission and reclamation.

            (i) Each Grantor shall take all necessary action to ensure that, except for Prior Liens, it is (or, at all times after additional Collateral is acquired by it, will be) the absolute owner of the Collateral (other than Inventory obtained on consignment or pursuant to any similar arrangement), with full right to create a Lien thereon, free and clear of any and all claims or Liens in favor of others other than the Lien in favor of the Collateral Agent created hereby and the Prior Liens. No Grantor shall grant, create or permit to exist any Lien upon all or any portion of the Collateral (other than Inventory obtained on consignment or pursuant to any similar arrangement), or any proceeds thereof in favor of any other Person other than the Collateral Agent or holders of the Prior Liens (in respect of the Prior Liens). To the extent that Inventory becomes Primary Collateral, rights of vendors providing Inventory to such Grantor on consignment or pursuant to a similar arrangement, are subordinate to the Lien of the Collateral Agent in such Inventory.

            (j) Notwithstanding Section 5.01(c), each Grantor shall permit the Collateral Agent, the other Secured Parties, or its or their respective representatives, to have access to the Inventory (to the extent such Inventory constitutes Primary Collateral), Equipment and other tangible Collateral for purposes of inspection during normal business hours and upon reasonable notice to the Grantor, and each Grantor shall promptly notify the Collateral Agent in writing of any material loss or damage to the Inventory (to the extent such Inventory constitutes Primary Collateral), Equipment or other Collateral.

            (k) No Grantor shall in its use and occupancy of the Mortgaged Property or the Equipment take any action that would cause the termination, revocation or denial of any insurance coverage required to be maintained under this Agreement or that pursuant to written notice from any applicable insurer, would be the basis for a defense to any claim under any insurance policy maintained in respect of the Mortgaged Property or the Equipment and each Grantor shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of the Mortgaged Property or the Equipment.

            (l) No Grantor shall use, or permit any of the Collateral in its possession or subject to its control to be used, for any unlawful purpose or in violation in any material respects of any applicable law. All Mortgaged Property and Equipment are, and shall remain in compliance with, all applicable Laws, including those Laws in respect of local zoning, land use, the environment, and setback and other development use and occupancy requirements except to the extent that non-compliance with such Laws could not reasonably be expected to have a Material Adverse Effect.

            (m) Each Grantor shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, registrations, filings, licenses, franchises or other instruments now or hereafter required by any Law, including, without limitation, any Environmental Law, to operate or use and occupy the Mortgaged Property and the Equipment for its intended uses (collectively, the "Permits"; each, a "Permit") unless the failure to maintain such Permits could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Grantor represents that, to its knowledge and subject to those requirements for notice, approval or reissuance set forth by applicable law, none of the Permits will be subject to cancellation, forfeiture or any limitation on the scope thereof solely by virtue of the execution of this Agreement or the other Financing Agreements. Each Grantor shall in all material respects comply promptly with, or cause prompt compliance with, all requirements set forth in the Permits and all Laws, including, without limitation, any Environmental Law, applicable to all or any part of the Mortgaged Property or

Equipment or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force. No Grantor shall initiate or consent to any change in the zoning, subdivision or any other use classification of the Land if such action could have a Material Adverse Effect or materially impair the present use and operation of the Mortgaged Property or Equipment or materially impair the Secured Parties' rights or benefits hereunder, in each case without the prior written consent of the Collateral Agent.

            (n) No Grantor shall (i) other than in the ordinary course of business as generally conducted by such Grantor, (A) grant any extension of the time for payment of any of the Accounts, (B) compromise, compound or settle any Account for less than the full amount thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount whatsoever thereon, or (ii) amend, modify, terminate or waive any provision of any contract, license or agreement giving rise to an Account in any manner that could reasonably be expected to materially adversely affect the value of such contract, license or Account as Collateral. Each Grantor shall exercise promptly and diligently each and every material right it may have under any contract, license or agreement giving rise to an Account (other than any right of termination), in a manner consistent with the ordinary and customary conduct of its business, and shall deliver to the Collateral Agent, upon request, a copy of each material demand, notice or document received by it relating in any way to any material contract, license or agreement giving rise to an Account, provided that this Section 5.01(n) shall apply in respect of Accounts from and after such time as the Accounts shall be Primary Collateral.

            (o) Without prejudice to the terms of any other Financing Agreement, each Grantor will promptly pay and discharge all rentals or other payments and will perform or cause to be performed each and every act, matter or thing required by each and all of the contracts, instruments or agreements executed in connection with or incident to the ownership and operation of the Collateral (other than Secondary Collateral for so long as it is not Primary Collateral) and will do all other things necessary to keep unimpaired such Grantor's rights with respect thereto and to prevent any forfeiture thereof or default thereunder, unless such forfeiture or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Grantor will operate the Improvements and the Equipment in a good and workmanlike manner and in accordance with the practices of the industry and in compliance in all material respects with all Laws affecting ownership and operation of such facilities.

            (p) Each Grantor shall use commercially reasonable efforts to obtain and deliver to the Collateral Agent such instruments as may reasonably be requested by the Collateral Agent pursuant to which any Person with an interest in any real property upon which all or any part of the tangible Collateral is now or may hereafter be located consents to the Liens created hereby, disclaims any Lien on or other interest in the tangible Collateral, waives in favor of the Collateral Agent all right to distrain or levy upon such Collateral for rent or other payments due or to become due to such Person, and authorizes the Collateral Agent to enter upon the relevant premises at any time to remove such Collateral.

            (q) Each Grantor will, at its own expense, do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency, reasonable wear and tear excepted, all of the Collateral, including all Equipment and Improvements, and from time to time will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Collateral will be fully preserved and maintained, unless the failure to repair, renew or replace could not reasonably be expected to have a Material Adverse Effect.

            (r) No Grantor shall make any material structural addition, modification or change (each, an "Alteration") to the Mortgaged Property or the Equipment which would materially diminish the utility of the Mortgaged Property, the Equipment or impair the Liens of this Agreement or any other Security Documents. Whether or not the Collateral Agent has consented to the making of any Alteration, such Grantor shall (i) complete each Alteration promptly in a good and workmanlike manner and in material compliance with all applicable local laws, ordinances and requirements, and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration other than those claims being contested in good faith and for which adequate reserves are being maintained in accordance with GAAP.

            (s) Each Grantor shall manage and operate the Mortgaged Property or cause the Mortgaged Property to be managed and operated in a reasonably prudent manner. No Grantor will engage in any conduct in respect of any Lease which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Grantor promptly shall notify the Collateral Agent of the receipt of any notice from any lessee under any Lease claiming that such Grantor is in material default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by such Grantor and will cause a copy of each such notice to be delivered promptly to the Collateral Agent.

            (t) To the extent any Mortgaged Property, or any part thereof, is operated by a party or parties other than a Grantor, each Grantor's covenants as expressed in this Article V are modified to require that each Grantor use its best efforts (including without limitation the reasonable exercise of all rights and remedies as are available to each Grantor) to obtain compliance with such covenants by the operator or operators of the Mortgaged Property.

            (u) Each Grantor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with each Mortgaged Property or any part thereof except to the extent such non-payment could not reasonably be expected to have a material adverse effect on such Mortgaged Property, shall comply in all material respects with all contracts relating to any such services, and shall do all other things reasonably required for the maintenance and continuance of all such services.

            (v) Without prejudice to the generality of any covenants in the other Financing Agreements in respect of the subject matter of this Section 5.01(v) and in addition to rights of inspection pursuant to Section 5.01(c):

            (i) Each Grantor shall (or shall cause other parties obligated to do so under contract or indemnity to): (A) pay in a timely fashion the cost of any removal, response measure or corrective action relating to any Hazardous Materials required by any Environmental Law or any order, regulation, consent decree or similar agreement or instrument and keep the Mortgaged Property free of any Lien imposed pursuant to any Environmental Law; (B) take all commercially reasonable actions to not release, discharge or dispose of any Hazardous Materials on, under or from the Mortgaged Property in violation of any Environmental Law; (C) subject to the other terms of this Agreement, apply any insurance proceeds or other sums received by it in respect of the removal of any Hazardous Material or any other corrective action relating to any Hazardous Material to such removal or corrective action; and (D) not take, or fail to take, any action with respect to any Environmental Laws or in connection with any Hazardous Materials that could reasonably be expected to result in the incurrence of any obligation or liability of any Secured Party. During the continuance of an Event of Default, if any Grantor fails to comply with the covenants in the preceding sentence, the Collateral Agent may (upon receipt of an indemnity satisfactory to the Collateral Agent), in addition to any other remedies set forth herein, but shall not be obligated to, as trustee for and at such Grantor's sole cost and expense, cause to be taken, any remediation, removal, response or corrective action relating to Hazardous Materials that is required by Environmental Law and is not being done or contested by such Grantor. Any costs or expenses incurred by the Collateral Agent for such purpose shall be immediately due and payable by such Grantor and shall bear interest at a rate equal to the higher of the rates borne at such time by the Term Loan Notes, the Tranche A Notes or the Tranche B Notes. Each Grantor shall provide to the Collateral Agent and its agents and employees access to each Mortgaged Property to take any action required by Environmental Laws, or in connection with any Hazardous Materials, that could be expected to result in the incurrence of any obligation or liability of any Secured Party, if Grantor fails to do so and such action or removal is required under any Environmental Laws as provided above (provided that neither the Collateral Agent nor any Secured Party shall be obligated to act). Upon written request by the Collateral Agent, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Mortgaged Property and the alleged violation of Environmental Law) and which shall be made not more frequently than once in any twelve month period or at any time that the Collateral Agent is exercising its remedies under this Agreement or any Mortgage, the Collateral Agent shall have the right (upon receipt of an indemnity satisfactory to the Collateral Agent), but shall not be obligated, at the sole cost and expense of each Grantor, to conduct an environmental audit or review of the Mortgaged Property relating to the specific items as required in writing or relating to the remedy that the Collateral Agent is exercising under this Agreement or any Mortgage by persons or firms appointed by the Collateral Agent, and each

      Grantor shall cooperate in all reasonable respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Mortgaged Property and to all records relating thereto. Each Grantor shall indemnify and hold the Secured Parties harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' fees) that any Secured Party may sustain by reason of the assertion against such party of any claim relating to such Hazardous Materials or actions taken with respect thereto as authorized hereunder. Nothing contained herein shall result in any Secured Party being deemed an "owner" or "operator" under applicable Environmental Law.

            (ii) Any Grantor may, at its own expense, contest the amount or applicability of any of the obligations described in the first sentence of
      Section 5.01(v)(i) by appropriate legal proceedings, prosecution of which operates to prevent the enforcement thereof; provided, however, that (A) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (B) in connection with such contest, such Grantor shall have made provision for the payment or performance of such contested obligation on such Grantor's books if and to the extent required by generally accepted accounting principles then utilized by such Grantor in the preparation of its financial statements, or shall have deposited with the Collateral Agent a sum sufficient to pay and discharge such obligation and the Collateral Agent's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this Section 5.01(v)(ii), no contest of any such obligations may be pursued by any Grantor if such contest would expose the Collateral Agent or any other Secured Party to any possible criminal liability or, unless such Grantor shall have furnished an Additional Undertaking therefor satisfactory to the Collateral Agent or such other Secured Party, as the case may be, any civil liability for failure to comply with such obligations.

            (iii) No Grantor shall install or permit to be installed in any Mortgaged Property friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws respecting such material. With respect to any ACM currently present in any Mortgaged Property, except with respect to matters which could not reasonably be expected to have a Material Adverse Effect, each Grantor shall comply with all federal, state or local laws, regulations or orders applicable to ACM located on or in all Mortgaged Property, all at such Grantor's sole cost and expense. If any Grantor shall fail so to comply with such laws or regulations, the Collateral Agent may (upon receipt of an indemnity satisfactory to the Collateral Agent) during the continuance of an Event of Default, but shall not be obligated to, in addition to any other remedies set forth herein, take those steps reasonably necessary to comply with applicable law, regulations or orders. Any costs or expenses incurred by the Collateral Agent for such purpose shall be immediately due and payable by such Grantor and bear interest at the rate equal to the higher of the rates borne at such time by the Term Loan Notes, the Tranche A Notes or the Tranche B Notes. Each Grantor shall provide to the Collateral Agent and its agents and employees reasonable access to the Mortgaged Property upon reasonable prior notice to remove such ACM if any Grantor fails to do so and removal is required under any Environmental Law as provided for above; provided, however, that nothing contained herein shall obligate the Collateral Agent to exercise any rights under such license. Each Grantor shall indemnify and hold the Secured Party harmless from and against all loss, cost, damage and expense that any Secured Party may sustain as a result of the presence of any ACM and any removal thereof in compliance with any applicable Environmental Law.

            (w) Without prejudice to the generality of any covenants in the other Financing Documents in respect of the subject matter of this Section 5.01(w):

            (i) During the continuance of an Event of Default, the Grantors shall deposit with the Collateral Agent, on the first day of each month, an amount reasonably estimated by the Grantors to be equal to one-twelfth (1/12th) of the annual real property taxes assessments and insurance premiums and amounts reasonably estimated by the Grantors to be necessary to maintain the insurance coverages contemplated in Section 5.02, which estimates shall not be less than one-twelfth (1/12th) of the annual real property taxes assessments, and insurance premiums and other items required to be discharged by the Grantors during the year immediately preceding the year during which such Event of Default occurred. In addition, with each such deposit the Grantors shall provide to the Collateral Agent a schedule setting forth the amounts of each deposit to be applied to such real property taxes, assessments and insurance premiums and the due dates for the application of each such payment. Such amounts shall be held by the Collateral Agent without interest to any Grantor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as the Collateral Agent shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by Grantor shall, in the Collateral Agent's judgment, be insufficient (when added to the installments anticipated to be paid thereafter) to discharge any of such obligations when due, the Grantors shall, immediately upon demand, deposit with the Collateral Agent such additional amounts as may be requested by the Collateral Agent. Nothing contained in this Section 5.01(w) shall affect any right or remedy of the Collateral Agent under any provision of any Security Document or of any statute or rule of law to pay any such amount from its own funds (provided, however, that the Collateral Agent shall not in any event be obligated to pay any of such amounts from its own funds) and to add the amount so paid, together with interest at the rate equal to the higher of the rates borne at such time by the Term Loan Notes, the Tranche A Notes or the Tranche B Notes, to the Secured Obligations, or relieve any Grantor of its obligations to make or provide for the payment of the annual taxes, assessments, insurance premiums and other charges required to be discharged by any Grantor pursuant to Section 5.01(w)(i). Each Grantor hereby grants to the Collateral Agent a security interest in all sums held pursuant to this Section 5.01(w)(ii) to secure payment and performance of the Secured Obligations. During the continuance of any Event of

      Default, the Collateral Agent may apply all or any part of the sums held pursuant to this Section 5.01(w)(ii) to payment and performance of the Secured Obligations in accordance with the provisions of this Agreement. The Grantors shall redeposit with the Collateral Agent an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default, in addition to fulfillment of any other required conditions.

            (ii) Any Grantor may at its own expense contest the amount or applicability of any of the obligations described in Section 5.01(w)(i),
      Section 5.01(w)(ii) and Section 5.01(m) by appropriate legal proceedings, prosecution of which operates to prevent the collection of enforcement thereof or the sale or forfeiture of any Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (A) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (B) in connection with such contest, such Grantor shall have made provision for the payment or performance of such contested obligation on such Grantor's books if and to the extent required by GAAP, or shall have deposited with the Collateral Agent a sum sufficient to pay and discharge such obligation and the Collateral Agent's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this Section 5.01(w)(iii), (A) no contest of any such obligations may be pursued by any Grantor if such contest would expose the Collateral Agent or any other Secured Party to any possible criminal liability or, unless such Grantor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to the Collateral Agent or such other Secured Party, as the case may be, any civil liability for failure to comply with such obligations and (B) if at any time payment or performance of any obligation contested by Grantor pursuant to this Section 5.01(w)(iii) shall become necessary to prevent the delivery of a tax or similar deed conveying any Mortgaged Property or any portion thereof because of nonpayment or nonperformance, such Grantor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

            (iii) No Grantor shall in its use of any Mortgaged Property (including, without limitation, in the making of any Alteration) take any action that would cause the termination, revocation or denial of any insurance coverage required to be maintained under this Agreement or that pursuant to written notice from any applicable insurer, would be the basis for a defense to any claim under any insurance policy maintained in respect of all Mortgaged Property and each Grantor shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of any Mortgaged Property.

            (x) In the event of the passage after the date of this Agreement or any Mortgage of any law changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Agreement or any Mortgage or the interest of any Secured Party in any Mortgaged Property (other than income, franchise or similar taxes imposed on such Secured Party), the Grantors shall promptly pay such Secured Party such amount or amounts as may be necessary from time to time to pay such tax.

            (y) (i) As used herein, the "Pipeline Mortgage" is that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated the date hereof from the Tranche A Issuer to the Collateral Agent and secured by the Segments listed on Schedule VI hereto. The Tranche A Issuer shall, within three (3) months from the date hereof (the "Diligence Period"), such Diligence Period subject to extension by Collateral Agent in its sole discretion upon written request therefor by the Tranche A Issuer:

            (A) use its best efforts to obtain: (A) perpetual servitudes or rights of way (the "Curative Servitudes") (subject to standard termination provisions in the event of non-use of such servitude or violation of the terms of the agreement creating the servitude) for those Segments more particularly identified as Segments 19-25 on Schedule VI hereto (the "Missing Segments") from the owners of the land upon which the Missing Segments are located, by way of documents in recordable form; and (B) consents (the "Consents") to the granting of mortgages and security interests under the Pipeline Mortgage and this Agreement in and to the Missing Segments together with those certain pipeline servitudes and/or rights of way granted to the Tranche A Issuer and more particularly identified as Segments 1, 2, 3, 4, 9, 10 and 18 (the "Consent Segments") on Schedule VI hereto from each of the owners of the land upon which the Consent Segments are located (the Curative Servitudes and the Consents being collectively referred to as the "Curative Documents," the Missing Segments and the Consent Segments being collectively referred to as the "Curative Segments" and the mortgages and security interests granted by the Pipeline Mortgage and this Agreement being referred to as the "Pipeline Security Interests");

            (B) obtain a boundary survey (the "Survey") from a registered land surveyor in the State of Louisiana of all of the Segments identified on Schedule VI hereto under which lies that certain approximately 8-mile pipeline for the transportation of chlorine (the "Pipeline"), which Survey shall identify both
(x) the boundary lines and lines of possession or occupancy of each Segment identified on Schedule VI hereto per record description or description otherwise set forth in the instruments creating the Missing Segments and (y) based upon engineering surveys and diagrams provided to surveyor, and a physical inspection of the subject premises, the location of the Pipeline within such metes and bounds perimeter description of the Segments. The Survey shall make proper notation where (A) the boundary lines and lines of possession described in clause (x) above are in conflict with the legal description and of any boundary line discrepancies, (B) there are any gaps, gores or overlaps between parcels or roads, highways, streets or alleys, (C) all Segments which comprise the whole subject premises are not contiguous and (D) there are any encroachments or variations of the Pipeline onto adjoining property and or the servient estate; and

            (C) (A) use its best efforts to obtain a commitment (the "Title Commitment") for the issuance of a 1992 ALTA form of Lender's Title Insurance Policy (the "Loan Policy") insuring the Pipeline Mortgage and the contiguity of the Segments comprising the Pipeline, in the amount of $10,000,000, together with such other affirmative insurance as Collateral Agent may request; or (B) if, and only if, such a Loan Policy is not available at a commercially reasonable cost, which Collateral Agent agrees is a cost not to exceed $100,000 (including the costs of any endorsements requested by Collateral Agent), a title opinion of a title lawyer or "landman," experienced in title to properties similar to the Pipeline and satisfactory to the Collateral Agent, addressing title as to all Segments on which the Pipeline is located, which opinion shall be in a form acceptable to the Collateral Agent in its discretion (the "Title Opinion").

            (ii) As and when Curative Documents are obtained for the Curative Segments pursuant to subsection (i)(A) of this Section 5.01(y) or rights thereto are otherwise acquired pursuant to subsection (v) of this Section 5.01(y), then the Pipeline Mortgage and this Agreement shall be deemed automatically to encumber such Curative Segments, and the Tranche A Issuer covenants and agrees to execute and deliver to Collateral Agent such documents as may be required to encumber the Tranche A Issuer's rights in and to such Curative Segments with the lien of the Pipeline Security Interests.

            (iii) In the event the Survey discloses any of the deficiencies described as clauses (A) through (E) of subsection 5.01(y)(i)(B) above, the Tranche A Issuer shall use its best efforts to remedy such deficiencies, including, without limitation, the amendment of the metes and bounds description of any of the Segments to eliminate encroachments or variations of the Pipeline outside of the record servitude area, the physical relocation of the Pipeline inside the record servitude area, the acquisition of a right of way or servitude over, any real property necessary to cause the Segments to form one contiguous parcel (any such corrective action, a "Survey Corrective Action").

            (iv) In the event that the Title Commitment or the Title Opinion reveals any prior encumbrance or right which could have the effect of foreclosing or extinguishing, or otherwise having priority over, the rights of way and servitudes created by the documents identified on Schedule VI hereto or any of the Curative Servitudes (such documents, together with the Curative Servitudes, being collectively referred to as the "Servitudes"), the Tranche A Issuer shall use its best efforts to obtain non-disturbance or other appropriate agreements with such prior-encumbrance holders with respect to such affected Segments and to cause such exceptions to be removed from the Loan Policy or Title Opinion, as applicable (any such corrective action, a "Title Corrective Action"). In the event that the Tranche A Issuer fails to execute such documentation as shall be necessary to effectuate the provisions of subsections 5.01(y)(ii), (iii) and (iv), the Tranche A Issuer hereby appoints Collateral Agent as the Tranche A Issuer's true and lawful attorney-in-fact, coupled with an interest, in the Tranche A Issuer's name and stead, with full power of substitution to execute and record such documents, at the Tranche A Issuer's expense, pursuant to the provisions of subsections 5.01(y)(ii), (iii) and (iv), as Tranche A Issuer should have taken under the circumstances, in Collateral Agent's discretion, to effectuate the provisions of subsections 5.01(y)(ii),
(iii) and (iv). Such power of attorney shall be deemed to have been granted pursuant to the provisions of La. R.S. Section 9:5388 and shall be coupled with an interest.

            (v) The Tranche A Issuer shall maintain the Pipeline in accordance with the terms and conditions of the Servitudes and will not voluntarily permit the termination or abandonment of the Servitudes.

            (vi) On or prior to the date which is ninety (90) days after the end of the Diligence Period (the "Policy Issuance Date"), Tranche A Issuer shall cause the Loan Policy (subject to the limitations on availability set forth in Section 5.01(y)(i)(C) above) to be issued in form and substance satisfactory to the Collateral Agent, and taking into account all Survey Corrective Actions and Title Corrective Actions taken by the Tranche A Issuer within such ninety (90) day period. In the event that the Tranche A Issuer shall not have obtained the Loan Policy by the Policy Issuance Date, whether due to the unavailability of such Loan Policy at a commercially reasonable cost or otherwise, if the Tranche A Issuer shall not have obtained (A) each or any of the various Curative Documents with respect to the Curative Segments, (B) the Survey, (C) the Title Opinion, or (D) any required Survey Corrective Action or Title Corrective Action (each, a "St. Gabriel Pipeline Collateral Item"), the Tranche A Issuer shall deliver to the Collateral Agent an officer's certificate (the "Certification") of the Tranche A Issuer signed by the chief financial officer (the "CFO") of the Tranche A Issuer certifying (i) that the Tranche A Issuer has used its best efforts as required pursuant to subsections 5.01(y)(i), (iii) and (iv) to obtain such St. Gabriel Pipeline Collateral Items and (ii) that, notwithstanding such best efforts, the Tranche A Issuer has failed to obtain one or more St. Gabriel Pipeline Collateral Items. Such Certification shall set forth in reasonable detail the best efforts used in attempting to obtain such St. Gabriel Pipeline Collateral Items and the reasons for not obtaining same. The delivery of the Certification is without prejudice to the Tranche A Issuer's obligations to use its best efforts hereunder and the acceptance thereof by the Collateral Agent shall in no way constitute an acceptance by the Collateral Agent or any Secured Party that the Tranche A Issuer did use best efforts or constitute a waiver of any kind by the Collateral Agent or any Secured Party. If, thereafter, at any time when any Secured Obligations remain outstanding, the Tranche A Issuer shall become aware of any change in the state of facts which affects the availability of any remaining St. Gabriel Pipeline Collateral Item, the Tranche A Issuer shall diligently pursue such St. Gabriel Pipeline Collateral Item, and, if such St. Gabriel Pipeline Collateral Item is obtained, Tranche A Issuer shall promptly give written notice thereof to Collateral Agent and the provisions of
Section 5.01(y)(ii) shall apply with respect thereto. Upon request by Collateral Agent, but in any event no more often than twice in any twelve (12) month period, the Tranche A Issuer shall deliver to Collateral Agent an officer's certificate signed by the CFO setting forth in reasonable detail any such further action taken by Tranche A Issuer pursuant to this Section 5.01(y)(vi), or, if no such further action has been taken, certifying that the state of facts with respect to the St. Gabriel Pipeline Collateral Items has not changed.

            (z) The Collateral Agent shall enter into an intercreditor agreement in connection with any working capital facility that replaces the Exit Facility, provided that the terms and provisions of such agreement shall be substantially similar to the terms and provisions of the Intercreditor Agreement, shall be in form and substance satisfactory to the Collateral Agent, such working capital facility is otherwise permitted by the Financing Agreements and the security interest and Lien of the Collateral Agent and the other Secured Parties granted pursuant to this Agreement shall not be prejudiced or adversely affected by such agreement.

            (aa) As soon as practicable after the date hereof, but in no event more than thirty (30) days after the date hereof, Tranche A Issuer shall cause that certain mechanics lien listed on Schedule VII hereof to be paid in full and discharged of record.

            SECTION 5.02. Insurance.

            (a) Each Grantor shall, and shall cause each of its Grantor Subsidiaries to, maintain at its expense, property, liability, casualty, directors' and officers' (D&O) and other insurance (subject to customary deductibles and retentions) with reputable insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Grantors and such Subsidiaries operate, including maintaining in full force and effect, the following insurance coverages in respect of the
Collateral:

                  (i) Physical hazard insurance on an "all risk" basis covering hazards commonly covered by fire and extended coverage, lightning, civil commotion, flood, tornado, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of its Mortgaged Property, Equipment and the Inventory or, if such insurance shall not be reasonably commercially available, coverage of at least $250,000,000. The full replacement cost, in the case of such Mortgaged Property, shall be equal to the cost of construction to replace it, exclusive of depreciation, excavation, foundation and footings, as determined from time to time by a proper officer of such Grantor in consultation with its insurance company or insurance agent, as appropriate;

                  (ii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about its Mortgaged Property and any adjoining streets, sidewalks and passageways or otherwise in respect of the Collateral and covering any and all claims, including all legal liability, subject to customary exclusions, to the extent insurable, imposed upon the Collateral Agent or any Secured Party and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of its Mortgaged Property or other Collateral;

                  (iii) Workers' compensation insurance as required by applicable Laws to protect such Grantor against claims for injuries sustained in the course of employment with it;

                  (iv) Comprehensive boiler and machinery insurance to cover sudden and accidental breakdown, including explosion of any boilers and machinery located on its Mortgaged Property or comprising any Equipment;

                  (v) Comprehensive automobile liability insurance policy against claims for bodily injury, death and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading;

                  (vi) Business interruption insurance on an annual basis in amounts equal to one year's lost production based on standard assumptions and qualifications in the chemical production industry;

                  (vii) To the extent not otherwise covered by the insurance required under clauses (i) and (ii) of this Section 5.02(a), during the performance of any Alterations, broad form builders risk insurance on an all-risk completed value basis; and

                  (viii) Such other insurance against such risks as would be maintained by a prudent operator of property similar in use and configuration to the Mortgaged Property and located in the locality in which such Mortgaged Property is located.

            (b) Each Grantor may maintain the coverages required by this Section
5.02 under blanket policies covering the Collateral if the terms of such blanket policies otherwise comply with the provisions of this Section 5.02 and contain specific coverage allocations in respect of the Collateral determined in accordance with the provisions of this Section 5.02. All insurance policies in respect of the coverages required by this Section 5.02 shall be in amounts at least sufficient to prevent coinsurance liability.

            (c) Each policy of liability insurance shall provide for all insurance proceeds to be paid on behalf of the Collateral Agent and the Grantors as their respective interests may appear, and each policy of property damage insurance shall provide for all insurance proceeds to be paid directly to the Collateral Agent. Each such policy shall in addition: (i) name the Collateral Agent as an insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interest may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation, warranty or covenant by any Grantor, the Collateral Agent, or any Secured Party or any other named insured or loss payee, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, (iv) be payable notwithstanding any foreclosure or other proceeding or notice of sale relating to the Collateral, any change in title to or ownership or possession of the Collateral or the occupation or use of the Mortgaged Property or the Equipment for purposes more hazardous than permitted by the terms of the policy, (v) provide that at least thirty (30) days' prior written notice of amendment to or cancellation or lapse of such policy shall be given to the Collateral Agent by the insurer, (vi) include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insured other than the Grantors and all rights of subrogation against any named insured. At least thirty (30) days prior to the expiration of any insurance policy required by this Section 5.02, the Grantors shall deliver to the Collateral Agent evidence that such policy or policies shall be renewed or extended and shall promptly deliver evidence of such renewal or extension and proof of receipt of premium in respect thereof. Each Grantor shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of all such insurance and, as often as the Collateral Agent may request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Collateral Agent, duly execute and deliver such instruments of assignment of such insurance policies as the Collateral Agent may request for purposes of perfecting or protecting the Collateral Agent's interest therein or with respect thereto, and cause each affected insurer to acknowledge notice of such assignment.

            (d) No Grantor shall purchase additional policies in respect of the insurance coverages required to be maintained under this Section 5.02 unless the Collateral Agent is included thereon as an additional named insured and, if applicable, with loss payable to the Collateral Agent under an endorsement containing the provisions described in Section 5.02(c). Such Grantor immediately shall notify the Collateral Agent whenever any such separate insurance policy is obtained and promptly shall deliver to the Collateral Agent the policy or certificate evidencing such insurance.

            (e) Amounts payable under any liability insurance maintained by each Grantor pursuant to this Section 5.02 may be paid directly to the Person who shall have incurred liability covered by such insurance. All proceeds of insurance payable with respect to any loss involving damage to or loss of any Collateral (other than Secondary Collateral for so long as it is not Primary Collateral) shall be paid directly to the Collateral Agent and applied as provided in Article X and Section 8.02.

            SECTION 5.03. Additional Grantors. The Grantors shall cause each Additional Grantor to execute and deliver to the Collateral Agent a duly executed common security and intercreditor agreement supplement in substantially the form set forth in Schedule IV hereto (the "Security and Intercreditor Supplement"). Upon the execution by an Additional Grantor of such Security and Intercreditor Supplement, such Additional Grantor shall be and shall become a Grantor hereunder and each reference (a) herein to "Grantor" shall also mean and be a reference to such Additional Grantor as shall each reference in any other Financing Agreement to "Grantor", and (b) in any Financing Agreement to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security and Intercreditor Supplement.

            SECTION 5.04. Destruction; Condemnation; Restoration.

            (a) If there shall occur any damage to, or loss or destruction of, the Improvements or the Equipment, or any part thereof (a "Destruction"), the Grantors shall promptly send to the Collateral Agent a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of any such Destruction are hereby assigned, and all such proceeds in excess of $2,500,000 shall be paid, to the Collateral Agent to be held in the Collateral Account. All such insurance proceeds paid to the Collateral Agent pursuant to this paragraph (a), less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Insurance Proceeds"), shall constitute Trust Moneys and shall be applied in accordance with the provisions of paragraphs (c), (d) and (e) of this
Section 5.04.

            (b) If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any governmental authority, civil or military (each, a "Taking"), the Grantors shall immediately notify the Collateral Agent upon receiving notice of such Taking or commencement of proceedings therefor. The Collateral Agent may (but shall not be obligated to) participate in any proceedings or negotiations in respect of any Taking or proposed Taking. The Collateral Agent may be represented by counsel satisfactory to it at the expense of the Grantors. The Grantors shall deliver or cause to be delivered to the Collateral Agent all instruments requested by it to permit such participation. The Grantors shall in good faith and with due diligence file and prosecute what would otherwise be the Grantors' claims for any such award or payment and cause the same to be collected and paid over to the Collateral Agent, and hereby irrevocably authorize and empower the Collateral Agent, in the name of such Grantors as their true and lawful attorney-in-fact or otherwise, during the continuance of an Event of Default to collect and to give receipt for any such award or payment, and, in the event any Grantor fails so to act, to file and prosecute such claim. The Grantors shall pay all costs, fees and expenses incurred by the Collateral Agent in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned, and all such proceeds in excess of $2,500,000 shall be paid to the Collateral Agent, to be held in the Collateral Account. Each Grantor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment paid to the Collateral Agent, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall constitute Trust Moneys and be applied in accordance with the provisions of paragraphs (c), (d) and (e) of this
Section 5.04.

            (c) All Net Awards or Insurance Proceeds shall be delivered to the Collateral Agent promptly upon receipt thereof by the relevant Grantor to be held as Trust Moneys subject to withdrawal and application by the Collateral Agent in accordance with this Agreement. So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to perform a restoration or a series of restorations ("Restoration") of the affected portions of the Mortgaged Property or Equipment. If the relevant Grantor elects to perform a Restoration, such Grantor shall give written notice ("Restoration Election Notice") of such election to the Collateral Agent within twenty (20) Business Days after the date that the Collateral Agent receives the applicable Insurance Proceeds or Net Award, as the case may be. Such Grantor shall, within twenty (20) Business Days following the date of delivery of a Restoration Election Notice, commence and diligently continue to perform the Restoration of that portion or portions of the Mortgaged Property or Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Mortgaged Property or Equipment shall be in the same condition and shall be of at least equal utility for its intended purposes as the Mortgaged Property or Equipment was immediately prior to such Destruction or Taking. Subject to the terms of the other Financing Agreements, such Grantor shall complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose. If the Collateral Agent does not receive a Restoration Election Notice within such twenty (20) Business Day period or if the Grantors do not commence and diligently continue to perform such Restoration because of a decision by them not to do so, the Collateral Agent shall apply such Insurance Proceeds or Net Award, subject to the consummation of an Asset Sale Offer in respect thereof pursuant to the Tranche B Indenture, to prepay the Secured Obligations then outstanding in accordance with Section 8.02(b) and
Section 8.03 or Section 10.03, as the case may be.

            (d) If a Restoration is to be performed under Section 5.04(c) above, the Collateral Agent shall not release any part of the Net Award or the Insurance Proceeds except in accordance with Section 5.04(e) hereof and such Grantor shall, prior to commencing any work to effect a Restoration of the relevant Mortgaged Property or Equipment, promptly (but in no event later than sixty (60) days, or such longer period as the Collateral Agent shall agree to, following any Destruction or Taking) furnish to the Collateral Agent:

                  (i) complete plans and specifications (the "Plans and Specifications") for the Restoration;

                  (ii) an Officers' Certificate stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained;

                  (iii) a certificate (an "Architect's Certificate") of an independent, reputable architect or engineer acceptable to the Collateral Agent and licensed in the applicable jurisdiction (A) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (B) containing such signatory's estimate (an "Estimate") of the costs of completing such Restoration (C) certifying that, upon completion of such Restoration in accordance with the Plans and Specifications, the utility of the relevant Mortgaged Property or Equipment will be equal to or greater than the utility thereof immediately prior to the Destruction or Taking relating to such Restoration;

            Upon receipt by the Collateral Agent of each of the items required pursuant to clauses (i) through (iii) above, the Collateral Agent shall acknowledge receipt of the Plans and Specifications. Promptly upon such acknowledgment of receipt by the Collateral Agent, the relevant Grantor shall commence and diligently continue to perform the Restoration substantially in accordance with such Plans and Specifications and in material compliance with all applicable laws, free and clear of all Liens (other than Prior Liens).

            (e) If any relevant Grantor performs a Restoration of the relevant Mortgaged Property or Equipment as provided in Section 5.04(c) and in accordance with

Section 5.04(d) above, the Collateral Agent shall apply any Insurance Proceeds or Net Award held by the Collateral Agent on account of the Destruction or Taking to the payment of the cost of performing such Restoration pursuant to the relevant provisions of Section 8.02. If there shall be any surplus after application of the Net Award or the Insurance Proceeds to the Restoration of the relevant Mortgaged Property or Equipment, such surplus shall be applied by the Collateral Agent to the repayment or prepayment of the Secured Obligations in accordance with Section 8.01 or Section 10.03, as the case may be.

                                   ARTICLE VI
                           DETERMINATIONS RELATING TO
                             COLLATERAL AND ADVANCES

            SECTION 6.01. Determinations Relating to Collateral. If no Default shall be continuing and (a) the Collateral Agent shall receive any written request from any Grantor under any Security Document for consent or approval (which consent or approval the Collateral Agent shall not, pursuant to the terms of the Financing Agreements, be permitted to give in its discretion) with respect to any matter or thing relating to any Collateral or such Grantor's obligations with respect thereto, (b) an officer in the Corporate Trust Services division of the Collateral Agent shall have actual knowledge of any material nonperformance by any Grantor of any covenant or any material breach of any representation or warranty of any Grantor set forth in any Security Document, then, in each such event, the Collateral Agent shall, within five (5) Business Days advise the Secured Parties in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent has actual knowledge. The Majority Holders shall have the exclusive authority to direct the Collateral Agent's response to any of the circumstances contemplated in clauses (a) and (b) above (subject to the provisions of Article XIII).

            SECTION 6.02. Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, then, upon three (3) Business Days' notice to the applicable Grantor, the Collateral Agent or any other Secured Party shall be entitled (but shall not be obligated) to make such advance. Each such advance shall be reimbursed, with interest at the rate set forth in Section 8.01(a) from the date such advance was made by the applicable Grantor, upon demand by the Collateral Agent or the other Secured Party, as the case may be, and if the applicable Grantor fails to comply with any such demand, such advance shall be reimbursed out of the proceeds of any sale of or other realization upon any Collateral distributed pursuant to clause (i) of Section 10.04. If any Secured Party shall receive any funds which, under this Section 6.02, belong to any other Secured Party, it shall remit such funds promptly to such other Secured Party, and prior to such remittance shall hold such funds in trust for such other Secured Party.

                                  ARTICLE VII
                            DISPOSITION OF COLLATERAL

            SECTION 7.01. Release of Collateral.

            (a) The Collateral Agent shall not, and no other Secured Party shall direct the Collateral Agent to, release Collateral from the Liens of this Agreement or any other Security Document unless such release is in accordance with the provisions of this Agreement, the other Financing Agreements, and the Trust Indenture Act, Section 314(d), in each case as applicable, and the costs and expenses of all instruments or acts as are necessary to make each such release shall be borne by the Grantors.

            (b) The Grantors shall be entitled to obtain a full release of all the Collateral from the Liens of the Security Documents upon the satisfaction and performance in full of all of the Tranche A Obligations and of the Tranche B Obligations and upon compliance with all of the conditions precedent set forth in Section 10.12 (a) of the Term Loan Agreement, Section 1201 of the Tranche A Indenture and Section 1201 of the Tranche B Indenture (such Officers' Certificates and Opinions of Counsel as are referred to in Section 1201 of the Tranche A Indenture and Section 1201 of the Tranche B Indenture shall be delivered to and addressed to the Collateral Agent prior to any release pursuant to this Section 7.01(b)).

            (c) Sales of Collateral Permitted by Section 7.2.6 of the Term Loan Agreement, Section 1009 of the Tranche A Indenture and Section 1009 of the Tranche B Indenture. The Grantors shall be entitled to obtain a release of all or any part of the Collateral (other than Trust Moneys) (the "Released Interests") sold pursuant to an Asset Sale (as defined in the Tranche B Indenture), or to an Asset Sale (as defined in the Term Loan Agreement and for the purposes hereof, a "Tranche A Term Loan Asset Sale"), or to an Asset Sale (as defined in the Tranche A Indenture and for the purposes hereof, a "Tranche A Indenture Asset Sale"), and the Administrative Agent, in the case of a Tranche A Term Loan Asset Sale, or the Tranche B Trustee, in the case of an Asset Sale, or the Tranche A Trustee, in the case of a Tranche A Indenture Asset Sale, or the Administrative Agent, the Tranche B Trustee and the Tranche A Trustee in the case of an Asset Sale that is also a Tranche A Indenture Asset Sale and the Tranche A Term Loan Asset Sale shall direct the Collateral Agent to release the Released Interests from the Liens of the Security Documents promptly upon (x) compliance with (A) the conditions precedent specified in Section 1009 of the Tranche B Indenture for any Asset Sale involving Collateral, (B) the conditions precedent specified in Section 7.2.6 of the Term Loan Agreement for any Tranche A Term Loan Asset Sale involving Collateral, and (C) the conditions precedent specified in Section 1009 of the Tranche A Indenture for any Tranche A Indenture Asset Sale involving Collateral, and (y) delivery by the Tranche B Issuer to the Collateral Agent, in the case of an Asset Sale, or by the Tranche A Issuer to the Collateral Agent, in the case of a Tranche A Indenture Asset Sale, or by the Tranche A Issuer to the Collateral Agent, in the case of a Tranche A Term Loan Asset Sale, or by both the Tranche B Issuer and the Tranche A Issuer to the Collateral Agent in the case of an Asset Sale that is also a Tranche A Indenture Asset Sale and the Tranche A Term Loan Asset Sale of the following:

                  (i) Release Notice. A notice (each, an "Asset Sale Release Notice"), which shall (A) refer to this Section 7.01, (B) attach all the documents referred to below, (C) describe with particularity the Released Interests, (D) specify the Fair Market Value of such Released Interests on a date within 30 days of the Asset Sale Release Notice (the "Valuation Date"), (E) certify that the purchase price received is not less than the Fair Market Value of the Released Interests as of the date of such release, (F) state that the release of the Released Interests will not interfere with or impede the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, and (G) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                  (ii) Officers' Certificate. An Officers' Certificate certifying that (A) the Collateral to be sold pursuant to such Asset Sale, Tranche A Term Loan Asset Sale and/or Tranche A Indenture Asset Sale, as the case may be, covers only the Released Interests and such Asset Sale, Tranche A Term Loan Asset Sale and/or Tranche A Indenture Asset Sale, as the case may be, complies, in the case of the Asset Sale, with the terms and conditions of an Asset Sale pursuant to Section 1009 of the Tranche B Indenture, in the case of a Tranche A Term Loan Asset Sale, with the terms and conditions of a Tranche A Term Loan Asset Sale pursuant to Section
      7.2.6 of the Term Loan Agreement, and, in the case of a Tranche A Indenture Asset Sale, with the terms and conditions of a Tranche A Indenture Asset Sale pursuant to Section 1009 of the Tranche A Indenture,
      (B) all Collateral Proceeds, Tranche A Term Loan Collateral Proceeds and Tranche A Indenture Collateral Proceeds from the sale of the Released Interests will be applied in accordance with Section 7.01(iv) and Article VIII hereof, (C) there is no Event of Default in effect or continuing on the date thereof, (D) the sale of asset and the release of the Released Interests will not result in a Default, and (E) all conditions precedent to such release have been complied with;

                  (iii) Regarding Mortgaged Property. If any Released Interest is only a portion of a discrete parcel of real property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy to the extent such endorsements are available in the applicable state relating to the affected Mortgaged Property, confirming that after such release, the Lien on the applicable Mortgaged Property shall continue unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to Prior Liens, and that the remaining Mortgaged Property satisfies all applicable subdivision, zoning and land use requirements and is not part of a larger tax lot;

                  (iv) Proceeds of Asset Sale. Collateral Proceeds, Tranche A Term Loan Collateral Proceeds and Tranche A Indenture Collateral Proceeds and other non-cash consideration received from an Asset Sale, Tranche A Term Loan Asset Sale and/or Tranche A Indenture Asset Sale, as the case may be, shall be promptly delivered to the Collateral Agent to be deposited in the Collateral

      Account to be applied pursuant to Article VIII hereof and if any property other than cash is included in such consideration, such instruments of conveyance, assignment and transfer, if any, delivered to the Collateral Agent as may be necessary, in the opinion of counsel to the Collateral Agent, to subject to the Lien of the Security Documents all right, title and interest of the applicable Grantor in and to such property; and

                  (v) Opinions of Counsel. One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect
      (A) that any obligation included in the consideration for any Released Interest and to be received by the Collateral Agent pursuant to paragraph
      (iv) above is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles and creditors' rights generally as shall be acceptable to the Collateral Agent and the Administrative Agent, the Tranche B Trustee or the Tranche A Trustee, as the case may be, and this Agreement and the other Security Documents are effective to create a valid and perfected first priority security interest in such obligations, (B) either (1) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject to the Lien of this Agreement and the other Security Documents all right, title and interest of the applicable Grantor in and to any property, other than cash or Cash Equivalents, included in the consideration for the Released Interests and to be received by the Collateral Agent pursuant to paragraph (iv) above, or (2) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (C) that the applicable Grantor has corporate power to own all property included in the consideration for such release, (D) that all conditions precedent provided in the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture, as the case may be, and the Security Documents relating to the Asset Sale, the Tranche A Indenture Asset Sale or Tranche A Term Loan Asset Sale, as the case may be, and such release of the Released Interests have been complied with; and (E) that all documentation required by Trust Indenture Act, Section 314(d) has been duly authorized, executed and delivered to the Collateral Agent.

            (d) Sales of Collateral which do not Constitute Asset Sales. If all or any part of the Collateral (other than Trust Moneys) is sold pursuant to clauses (i) through (ix) of the definition of "Asset Sale" in the Tranche A Indenture or the Term Loan Agreement, and clauses (i) through (x) of the definition of "Asset Sale" in the Tranche B Indenture, then, upon receipt by the Collateral Agent of an Officer's Certificate that such sale of assets is permitted under the terms of the Financing Agreements, such Collateral (but not the proceeds of such sale nor any investment made in accordance with clause
(vii) of the definition of "Asset Sale" in the Tranche B Indenture, which shall be subject to the Lien and security interest created pursuant to this Agreement) shall be released and discharged (without recourse, representation or warranty) from the security interests granted and without further action by the Collateral Agent, the Tranche A Trustee, the Administrative Agent or the Tranche B Trustee, as applicable, and the Collateral Agent, on behalf of the Tranche A Trustee, the Administrative Agent or the Tranche B Trustee, as applicable, shall forthwith deliver any documents reasonably requested by the Grantors to evidence the termination of the security interests granted in connection with such Collateral.

            If an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Agreement or the other Financing Agreements shall be effective as against the Collateral Agent or the Secured Parties.

            SECTION 7.02. Eminent Domain and Other Governmental Takings. Subject to the provisions of this Agreement and the other Financing Agreements, should any of the Collateral be taken by eminent domain or be sold pursuant to the exercise by the United States of America, Canada or any state, province, municipality or other governmental authority of any right which any of them may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Collateral Agent shall release the property so taken or purchased from the Lien of this Agreement, but only upon receipt by the Collateral Agent of the following:

            (a) Officers' Certificates. An Officers' Certificate of PCI stating that (i) such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, Canada or any state, province, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property and the amount of the proceeds of such sale, and (ii) that all conditions precedent herein provided for relating to such release have been complied with;

            (b) Proceeds of Taking. The proceeds of such taking or purchase, to be held by the Collateral Agent and applied as provided herein; and

            (c) Opinion of Counsel. Upon the request of the Collateral Agent, an Opinion of Counsel to PCI substantially to the effect:

                  (i) that such property has been lawfully taken by exercise of the right of eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America, Canada or any state, province, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property;

                  (ii) that, in the case of any taking by eminent domain, the award for the property so taken has become final;

                  (iii) that, in the event that the award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, the property to be released, or a specified portion thereof, is or, immediately before such taking or purchase, was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

                  (iv) that the instrument or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Collateral Agent conform to the requirements of this Agreement and the other Security Documents and that, upon the basis of such application, the Collateral Agent is permitted by the terms hereof and of the other Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

            In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Collateral Agent may be represented by counsel who may also be counsel for any Grantor.

            SECTION 7.03. Suits to Protect Collateral. Subject to the provisions hereof, the Majority Holders shall have the right to direct the Collateral Agent, and if so directed, the Collateral Agent shall have the power, to institute and to maintain such suits and proceedings as the Majority Holders may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, and such suits and proceedings as the Majority Holders may deem expedient to preserve or protect their interests in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of the Collateral Agent in the Collateral or be prejudicial to the interests of the Secured Parties) (subject to the provisions of Article XIII); provided that the Collateral Agent may refuse to follow any direction that conflicts with law or this Agreement, that the Collateral Agent determines may be unduly prejudicial to the rights of other Secured Parties, or that may involve the Collateral Agent in personal liability and the Collateral Agent may take any other action deemed proper by the Collateral Agent which is not inconsistent with such direction. Nothing in this Section 7.03 shall prohibit, restrict or prevent the Majority Holders from instituting such suits or proceedings independently of the Administrative Agent, the Tranche A Trustee, the Tranche B Trustee or the Collateral Agent.

            SECTION 7.04. Powers Exercisable by Receiver. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article VII upon any Grantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of such Grantor, as the case may be, or of any officer or officers thereof required by the provisions of this
Article VII.

            SECTION 7.05. Form and Sufficiency of Release. If any Grantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Article VII may be sold, exchanged or otherwise disposed of by such Grantor, and the applicable Grantor requests the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under any of the Security Documents, the Collateral Agent shall execute (subject to the provisions of Article XIII) such an instrument in form and substance satisfactory to it promptly after satisfaction of the conditions set forth herein for delivery of such instrument.

            SECTION 7.06. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this
Article VII to be sold be under obligation to ascertain or inquire into the authority of any Grantor to make any such sale or other transfer.

                                  ARTICLE VIII
                           APPLICATION OF TRUST MONEYS

            SECTION 8.01. Trust Moneys. Trust Moneys shall be subject to a Lien hereunder and security interest in favor of the Collateral Agent for the equal and ratable benefit of the Secured Parties, shall be held by the Collateral Agent in the Collateral Account for the equal and ratable benefit of the Secured Parties as a part of the Collateral and shall, notwithstanding any provision to the contrary in any Financing Agreement, immediately upon receipt by any Grantor be paid or otherwise transferred, as the case may be, to the Collateral Agent. Unless otherwise stated herein, this Article VIII governs the application of Trust Moneys prior to the occurrence of an Event of Default. Application of Trust Moneys on the occurrence and during the continuance of an Event of Default shall be governed by Article X hereof.

            The Collateral Agent shall apply Trust Moneys as soon as practicable after receipt as follows:

            (a) First, to the Collateral Agent in an amount equal to the Collateral Agent's Fees which are unpaid as of the applicable Distribution Date and to any Secured Party which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party and to reimburse to the Collateral Agent or any Secured Party the amount of any advance made pursuant to Section 6.02 with interest thereon at a rate equal to the higher of the rates borne at such time by the Term Loan Notes, the Tranche A Notes or the Tranche B Notes;

            (b) Second, provided that no Event of Default shall have occurred and be continuing (i) any such Trust Moneys constituting Insurance Proceeds or Net Awards may be withdrawn by the relevant Grantor to be applied, to effect a Restoration, pursuant to Section 8.02(a), (ii) any such Trust Moneys constituting Insurance Proceeds or Net Awards not withdrawn by the relevant Grantor to effect a Restoration pursuant to Section 8.02(a) shall be applied in accordance with Section 8.02(b), (iii) any other Trust Moneys not included in
Section 8.01(b)(i) and Section 8.01(b)(ii), including Collateral Proceeds, Tranche A Term Loan Collateral Proceeds or Tranche A Indenture Collateral Proceeds, shall be applied in accordance with Section 8.03, or (iv) any Trust Moneys constituting

Collateral Proceeds (provided that all of the Tranche A Obligations shall have been satisfied and performed in full) may, subject to the limits in clause (vii) of the definition of Asset Sale in the Tranche B Indenture, be withdrawn by the Tranche B Issuer to purchase assets as contemplated in clause (vii) of the definition of Asset Sale in the Tranche B Indenture in accordance with Section 8.04.

            SECTION 8.02. Withdrawals of Insurance Proceeds and Net Awards for Restoration.

            (a) To the extent that any Trust Moneys consist of either Insurance Proceeds or Net Awards received by the Collateral Agent pursuant to this Agreement or the other Financing Agreements and the relevant Grantor effects a Restoration pursuant to Section 5.04(c) of this Agreement, such Trust Moneys may be withdrawn by such Grantor (and once withdrawn shall be unavailable for withdrawal by any other Grantor) and shall be paid by the Collateral Agent, upon a request by such Grantor to reimburse such Grantor for expenditures made, or to pay costs incurred, by such Grantor to repair, rebuild or replace the Mortgaged Property or Equipment destroyed, damaged or taken, upon receipt by the Collateral Agent of the following:

                  (i) Officers' Certificate. An Officers' Certificate of the applicable Grantor dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys certifying:

                        (A) that expenditures have been made, or costs incurred,
            by the Grantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof at the date of the expenditure or incurrence thereof by such Grantor;

                        (B) that no part of such expenditures or costs has been
            or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Agreement;

                        (C) that there is no outstanding Indebtedness (as
            defined in the Term Loan Agreement, the Tranche A Indenture and the Tranche B Indenture, as the case may be) in respect of such Restoration other than costs for which such payment is being requested or has been previously requested in a pending application;

                        (D) that the property to be repaired, rebuilt or
            replaced is necessary or desirable in the conduct of the business of the Grantors, taken individually and as a whole;

                        (E) whether any part of such repairs, rebuildings or
            replacements within six months before the date of acquisition thereof by the Grantor has been used or operated by any Person other than such Grantor in a business similar to that in which such property has been or is to be used or operated by such Grantor, and whether the Fair Market

            Value to such Grantor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is more than $25,000;

                        (F) that no Default has occurred and is continuing; and

                        (G) that all conditions precedent provided for herein in
            the Tranche A Indenture, the Term Loan Agreement and the Tranche B Indenture, as the case may be, relating to such withdrawal and payment have been complied with;

                        (H) that to the extent the amount of the Insurance
            Proceeds or Net Awards, as the case may be, will not be sufficient on completion of the Restoration to pay the same in full, that the relevant Grantor has cash available to complete such Restoration, and upon application of such cash to complete such Restoration, no Default or Event of Default shall have occurred.

                  (ii) Opinion of Counsel. Upon request by the Collateral Agent, an Opinion of Counsel to PCI substantially stating:

                        (A) that the instruments that have been or are therewith
            delivered to the Collateral Agent, the Administrative Agent, the Tranche A Trustee and the Tranche B Trustee, as the case may be, conform to the requirements of this Agreement and the other Security Documents, and that, upon the basis of such Grantor's request and accompanying documents specified in this Section 8.02, all conditions precedent provided for herein and in the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture, as the case may be, relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 8.02;

                        (B) that the Collateral Agent has a valid and perfected
            Lien on such repairs, rebuildings and replacements; and

                        (C) that all of the Grantor's right, title and interest
            in, under and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Liens of this Agreement and the other Security Documents;

                  (iii) Architect's Certificate. To the extent the affected Collateral is Mortgaged Property, an Architect's Certificate stating:

                        (A) that all Restoration work to which such request
            relates has been done in compliance with the approved Plans and Specifications and in accordance with all provisions of Law;

                        (B) that the sums requested are required to reimburse
            the Grantor for payments by such Grantor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration, and that, when added to the sums, if any, previously paid out by the Collateral Agent, such sums do not exceed the Estimate or if such sums exceed the Estimate, setting forth the amount of the excess expenditure;

                        (C) whether or not the Estimate continues to be
            accurate, and if not, what the entire cost of such Restoration is then estimated to be; and

                        (D) that the amount of the Insurance Proceeds or Net
            Awards, as the case may be, will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by the person providing the Architect's Certificate of the remaining costs of completion); provided, however, that to the extent that the applicable Grantor delivers the certificate described in Section 8.02(i)(H), the certificate set forth in 8.02(iii)(B) shall not be required;

                  (iv) Final Request Documentation. To the extent the affected Collateral is Mortgaged Property, if such request is the final request for any payment, in addition to the documentation required by Sections 8.02(a)(i), (ii) and (iii) above, such request shall be accompanied by:

                        (A) an Opinion of Counsel to PCI or a title insurance
            policy, binder or endorsement satisfactory to the Collateral Agent confirming that there has not been filed with respect to all or any part of the applicable Mortgaged Property any Lien which is not either discharged of record or bonded and which could have priority over the Lien on the Collateral created by this Agreement or the other Financing Agreements (other than the Prior Liens) and all documentation required under Trust Indenture Act, Section 314(d) has been duly authorized, executed and delivered to the Collateral Agent; and

                        (B) an Officers' Certificate stating that all material
            occupancy certificates, operating and other permits, licenses, waivers, other documents, or any combination of the foregoing required by Law in connection with or as a result of such Restoration have been obtained.

            (b) If the Collateral Agent does not receive a Restoration Election Notice within the time period set forth in Section 5.04(c) or if, after having received such Restoration Election Notice, the Grantors do not commence and diligently perform such Restoration because of a decision by them not to do so, the Collateral Agent shall apply all such Insurance Proceeds and/or Net Awards in the same manner as set forth in Section 8.03 but subject, in the case of
Section 8.03(a)(ii), to the consummation of an Asset Sale Offer in respect thereof pursuant to Section 1009(i) of the Tranche B Indenture.

            (c) Upon compliance with the foregoing provisions of Section 8.02(a), the Collateral Agent shall pay on the written request of the applicable Grantor, as the case may be, an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (A) of subsection (a)(i) of this
Section 8.02, or the Fair Market Value to such Grantor, as the case may be, of such repairs, rebuildings and replacements covered by such Officers' Certificate, whichever is less.

            SECTION 8.03. Withdrawal of Trust Moneys to Repay Secured
Obligations.

            (a) Except with respect to Trust Moneys subject to withdrawal pursuant to Section 8.02 or Section 8.04 hereof, or Trust Moneys subject to release pursuant to Section 8.03(b) hereof, all other Trust Moneys (including Trust Moneys received pursuant to an Asset Sale, Tranche A Term Loan Asset Sale, Tranche A Indenture Asset Sale, Trust Moneys comprising Returned Payments or Trust Moneys comprising Insurance Proceeds or Net Awards in respect of which
Section 8.02(b) applies) shall be applied by the Collateral Agent from time to time (i) first, to pay the whole amount of the Tranche A Obligations then outstanding (including accrued interest, principal and premium (if any)) or, in case such Trust Moneys shall not be sufficient to pay in full the whole amount of the Tranche A Obligations then outstanding, to make Pro Rata Payments, without any preference or priority, to the Tranche A Trustee on behalf of each Tranche A Holder in respect of the Tranche A Indenture Obligations and the Administrative Agent on behalf of each Term Loan Lender in respect of the Tranche A Term Loan Obligations, and (except for amounts in respect of Trust Moneys comprising Returned Payments which, if there are any such amounts remaining after any application of Returned Payments in accordance with this
Section 8.03(a)(i), shall be released to the Tranche A Issuer or the Tranche B Issuer upon receipt by the Collateral Agent of a notice in writing signed by an authorized officer of the Grantors requesting such release) (ii) second, to pay, once the Tranche A Obligations shall have been satisfied and performed in full or shall otherwise cease to be outstanding, and only to the extent that the Trust Moneys consist of Collateral Proceeds subject to an Asset Sale Offer that is required to be consummated pursuant to Section 1009 of the Tranche B Indenture or Insurance Proceeds and Net Awards subject to an Asset Sale Offer that is required to be consummated pursuant to Section 1009(i) of the Tranche B Indenture, the whole amount of the Tranche B Obligations then outstanding (including accrued interest, principal and premium (if any)), in each case pursuant to an Asset Sale Offer or, in case such Trust Moneys shall not be sufficient to pay in full the whole amount of the Tranche B Obligations then outstanding, to make Pro Rata Payments, without any preference or priority pursuant, in each case, to an Asset Sale Offer, to the Tranche B Trustee on behalf of each Tranche B Holder in respect of the Tranche B Obligations.

            (b) To the extent that any Trust Moneys consist of (x) Tranche A Term Loan Collateral Proceeds received by the Collateral Agent that result in the requirement to mandatorily prepay principal in respect of the Term Loan Notes pursuant to Section 7.2.6 of the Term Loan Agreement and any Term Loan Lender refuses any such prepayment, and/or (y) Tranche A Indenture Collateral Proceeds received by the

Collateral Agent that result in the requirement to redeem the Tranche A Notes pursuant to Section 1009 of the Tranche A Indenture and any Tranche A Holder refuses any such prepayment or redemption and/or (z) Collateral Proceeds or Insurance Proceeds or Net Awards received by the Collateral Agent that result in the requirement pursuant to Section 1009 of the Tranche B Indenture to make an Asset Sale Offer and the Tranche B Issuer has made such Asset Sale Offer which is not fully subscribed to by the Tranche B Holders, the Trust Moneys remaining after completion of such mandatory prepayment, redemption or Asset Sale Offer, as the case may be, may be withdrawn by the Tranche A Issuer (in the case of Tranche A Term Loan Collateral Proceeds or Tranche A Indenture Collateral Proceeds) or the Tranche B Issuer (in the case of Collateral Proceeds) as the case may be, or by both the Tranche A Issuer and the Tranche B Issuer jointly in the case of an Asset Sale that is also a Tranche A Term Loan Asset Sale and a Tranche A Indenture Asset Sale and shall be paid by the Collateral Agent to the Tranche A Issuer or the Tranche B Issuer or both at the direction of, and in the amounts directed by, PCI upon a written notice by the Grantors to the Collateral Agent and upon receipt by the Collateral Agent of the following:

                  (i) Notice. A notice which shall (A) refer to this Section 8.03(b) and (B) describe with particularity the Asset Sale, Tranche A Term Loan Asset Sale and/or Tranche A Indenture Asset Sale in respect of which such Trust Moneys are held as Collateral, the amount of Trust Moneys applied, as the case may be, to the prepayment of principal in respect of Term Loans pursuant to the Tranche A Term Loan Asset Sale, to the redemption of Tranche A Notes pursuant to the Tranche A Indenture Asset Sale and/or to the purchase of Tranche B Notes pursuant to the Asset Sale and the remaining amount of Trust Moneys to be released to the Tranche B Issuer or the Tranche A Issuer or both, as the case may be;

                  (ii) Officers' Certificate. An Officer's Certificate of PCI certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 1009 of the Tranche B Indenture, Section
      7.2.6 of the Term Loan Agreement, and/or Section 1009 of the Tranche A Indenture, as the case may be, (B) there is no Default in effect or continuing on the date thereof, (C) the release of the Trust Moneys will not result in a Default, and (D) all conditions precedent and covenants provided for herein and in the Term Loan Agreement, the Tranche B Indenture and/or the Tranche A Indenture relating to such release have been complied with; and

                  (iii) Opinion of Counsel. An Opinion of Counsel to PCI stating that the documents that have been or are therewith delivered to the Collateral Agent or the other Secured Parties conform to the requirements of this Agreement and that all conditions precedent provided for herein and in the Term Loan Agreement, the Tranche B Indenture and the Tranche A Indenture (if any) relating to such application of Trust Moneys have been complied with, and that all documentation required under Trust Indenture Act, Section 314(d) has been duly authorized, executed and delivered to the Collateral Agent.

            SECTION 8.04. Withdrawal of Trust Moneys for Reinvestment. To the extent that any Trust Moneys consist of Collateral Proceeds received by the Collateral Agent pursuant to the provisions hereof and pursuant to the provisions of Section 1009 of the Tranche B Indenture, and the Tranche B Issuer intends to withdraw such Collateral Proceeds to purchase assets as contemplated in clause (vii) of the definition of Asset Sale in the Tranche B Indenture (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Tranche B Issuer (provided the Tranche A Obligations shall have been satisfied and performed in full) and shall be applied by the Tranche B Issuer in respect of such purchase and shall be paid by the Collateral Agent to the Tranche B Issuer (or as otherwise directed by the Tranche B Issuer) upon a Company Order (as defined in the Tranche B Indenture) delivered to the Tranche B Trustee and the Collateral Agent and upon receipt by the Tranche B Trustee and the Collateral Agent of the following:

            (a) Notice. A notice which shall (i) refer to this Section 8.04,
(ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys and the asset sale from which such Released Trust Moneys were held as Collateral, (iv) describe with particularity the purchase of assets to be made with respect to the Released Trust Moneys, and (v) be accompanied by counterparts of the instruments proposed to give effect to the release of the Released Trust Moneys fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

            (b) Officers' Certificate. Officers' Certificates of PCI and the Tranche B Issuer certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 1009 of the Tranche B Indenture, (ii) there is no Default in effect or continuing on the date thereof,
(iii) the release of the Released Trust Moneys will not result in a Default,
(iv) the parties executing any and all documents required under this Section
8.04 were duly authorized to do so, and (v) all conditions precedent and covenants provided for herein and in the Tranche B Indenture relating to such release and application of the Released Trust Moneys have been complied with;

            (c) Mortgaged Property Investment Documentation. If the Released Trust Moneys are to be used to purchase or otherwise acquire additional Mortgaged Property:

                  (i) a mortgage or other instrument or instruments in recordable form sufficient to grant to the Collateral Agent for the benefit of the Secured Parties (A) substantially the same rights and remedies in respect of such Mortgaged Property as granted hereto and (B) a valid first priority mortgage Lien on such Mortgaged Property subject to no Liens other than Prior Liens and, if the Mortgaged Property is a leasehold or easement interest, such mortgage or other instrument or instruments shall include normal and customary provisions with respect thereto, in each case together with evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Lien;

                  (ii) a policy of title insurance (or a paid commitment to issue title insurance) insuring that the Lien of the instruments delivered pursuant to clause (i) above constitutes a valid and perfected first priority mortgage Lien on such Mortgaged Property in an aggregate amount equal to the lesser of the fair market value of the Mortgaged Property and the then outstanding principal amount of the Secured Obligations, together with such endorsements and other opinions of the type included in the title insurance policy or otherwise delivered to the Collateral Agent on the date hereof with respect to the Mortgaged Property;

                  (iii) in the event such Mortgaged Property has a fair market value in excess of $250,000, a survey with respect thereto;

                  (iv) evidence of payment or a closing statement indicating payments to be made by the applicable Grantor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the Mortgaged Property to the Lien of any applicable Security Document and to perfect such Lien;

                  (v) Officers' Certificates of PCI and the Tranche B Issuer stating that the Tranche B Issuer has caused there to be conducted by a reputable expert a review and analysis of the environmental conditions relating to such Mortgaged Property and that, in the reasonable and good faith judgment of the issuer thereof such Mortgaged Property does not contain any conditions which would cause a prudent institutional lender to decline to fund loans secured by such Mortgaged Property, together with a copy of the written report of such expert; and

                  (vi) such further documents, opinions, certificates or instruments (including, without limitation (A) policies or certificates of insurance, (B) Uniform Commercial Code, judgment and tax lien searches,
      (C) consents, approvals, estoppels and tenant subordination agreements, and (D) Officers' Certificates in respect of compliance with local codes or ordinances relating to building or fire safety or structural soundness and the adequacy of utility services as are customarily provided to institutional lenders and as the Collateral Agent or the Tranche B Trustee may require;

            (d) Personal Property Investment Documentation. If the Released Trust Moneys are not invested in Mortgaged Property:

                  (i) to the extent required, in the reasonable opinion of the Collateral Agent, to perfect in such Collateral an instrument sufficient to grant to the Collateral Agent, for the benefit of the Secured Parties
      (A) substantially the same rights and remedies in respect of such personal property interest as granted hereto and (B) a valid first priority Lien on such personal property interest subject to no Liens other than Prior Liens, together with evidence of the filing of such financing statements and other instruments as may be necessary to perfect such Liens; and


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                  (ii) evidence of payment or a closing statement indicating payments to be made by the applicable Grantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Security Document and to perfect such Lien; and

            (e) Other Documentation. An Opinion of Counsel to PCI and the Tranche B Issuer stating that all documentation required under Trust Indenture Act, Section 314(d) has been duly authorized, executed and delivered to the Collateral Agent.

            Upon compliance with the foregoing provisions of this Section, the Collateral Agent shall apply or cause to be applied the Released Trust Moneys as directed and specified by the Tranche B Issuer.

            SECTION 8.05. Change of Control, Voluntary Prepayments and Optional Redemptions. Upon the occurrence of a Change of Control (as such term is defined in the Tranche A Indenture, the Term Loan Agreement and the Tranche B Indenture), the Tranche A Issuer shall comply with, and be subject to, Section 3.1.1(e) of the Term Loan Agreement, Section 1014 of the Tranche A Indenture and the Tranche B Issuer shall comply with, and be subject to, Section 1014 of the Tranche B Indenture respectively. For so long as both the Term Loans and the Tranche A Notes shall be outstanding (a) no voluntary prepayment pursuant to
Section 3.1.1 of the Term Loan Agreement shall be made without an optional redemption pursuant to Section 1101 of the Tranche A Indenture also being made (and no such optional redemption shall be made without such voluntary prepayment also being made), and (b) if there shall be made any prepayment (whether voluntary or mandatory) of any Term Loan (as such term is defined in the Term Loan Agreement) or any redemption (optional or mandatory) of the Tranche A Notes, the amounts so prepaid or the amounts paid in respect of such redemption shall (as between the Tranche A Holders and the Term Loan Lenders but subject to the other terms of this Agreement and without prejudice to the rights of the Tranche B Holders) be paid pro rata to the Tranche A Holders and the Term Loan Lenders as if the indebtedness represented by the Tranche A Notes and the Term Loans was a combined indebtedness effected through and evidenced by a single legal instrument or document.

            SECTION 8.06. Qualified Equity Offerings. If PCI shall make a Qualified Equity Offering (as such term is defined in the Term Loan Agreement, the Tranche A Indenture and the Tranche B Indenture), the proceeds thereof shall be applied by PCI, the Tranche A Issuer or the Tranche B Issuer, as the case may be, in accordance with Section 7.1.19 of the Term Loan Agreement, Section 1019 of the Tranche A Indenture and Section 1019 of the Tranche B Indenture respectively.

            SECTION 8.07. Powers Exercisable Notwithstanding Default. In case an Event of Default shall have occurred and be continuing, the Grantors, while in possession of the Collateral (other than cash, Cash Equivalents (as defined in the Tranche B Indenture as in effect on the date hereof), securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under


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
this Agreement and the other Security Documents), may do any of the things enumerated in Sections 8.02 and 8.04 hereof if the Majority Holders shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 8.07 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 501(1) or (2) of the Tranche A Indenture, of the type specified in Section 501(1) or
(2) of the Tranche B Indenture, or of the type specified in Section 9.1.1 of the Term Loan Agreement or any condition, occurrence or event which, after notice or lapse of time, would, unless cured or waived, constitute such an Event of Default.

            SECTION 8.08. Powers Exercisable by Receiver. In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under this Agreement and the other Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers herein before in this Article VIII conferred upon the Grantors with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article. If the Collateral Agent shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Collateral Agent in its discretion; provided, however, that the Collateral Agent shall not be required to exercise any such powers.

            SECTION 8.09. Secondary Collateral. The parties hereby acknowledge that as of the date hereof the Secondary Collateral has been pledged by the Grantors to the Exit Facility Agent for the benefit of the Exit Facility Lenders and the Grantors may, upon the termination of the Exit Facility, pledge such Secondary Collateral (which shall in no way by such pledge or termination be released from the Lien in favor of the Secured Parties pursuant to this Agreement and which shall remain subject to the terms hereof) to another such lender to secure any working capital indebtedness of any Grantor free and clear of any first priority Lien (for so long as such Collateral is not Primary Collateral) of the Secured Parties hereunder, provided such pledge and indebtedness is permitted pursuant to the terms of the other Financing Agreements. In that regard, and notwithstanding anything contained herein to the contrary, no Grantor shall be obligated to perform any covenant hereunder, and it shall not constitute a Default should any Grantor fail to perform any covenant hereunder, to the extent such covenant relates solely to the Secondary Collateral (for so long as such Collateral is not Primary Collateral).

                                   ARTICLE IX
                         COLLATERAL ACCOUNT AND PAYMENTS

            SECTION 9.01. Collateral Account. The Collateral Agent shall establish and maintain until all amounts due to all Secured Parties have been paid to such Secured Parties, at its Corporate Trust Office (as defined in the Tranche B Indenture), a separate collateral trust account (the "Collateral Account"), which may be a notional account, for the benefit of the Secured Parties. All funds on deposit in the Collateral


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
Account shall be held, applied and disbursed by the Collateral Agent as part of the Trust Estate in accordance with the terms of this Agreement.

            SECTION 9.02. Investment of Funds. The Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in Eligible Investments (as defined in the Tranche B Indenture as in effect on the date hereof) as directed in a writing from the Grantors. The Grantors shall bear the risk of loss on any such investment (including loss of principal) made hereunder and shall, upon demand of the Collateral Agent, deliver immediately available funds to the Collateral Agent in an amount equal to such loss or losses.

            SECTION 9.03. Payment. All payments to the Collateral Agent hereunder shall be made to the Collateral Agent at such office or account as it may specify for the purpose by notice to the other Secured Parties and the Grantors.

                                    ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

            SECTION 10.01. Events of Default. Each of the following events shall constitute an "Event of Default" under this Agreement:

            (a) prior to the satisfaction and performance in full of all of the Tranche A Indenture Obligations, an Event of Default as such term is defined in the Tranche A Indenture, provided that after such satisfaction and performance in full such Event of Default shall not be an Event of Default hereunder;

            (b) prior to the satisfaction and performance in full of all of the Tranche A Term Loan Obligations, an Event of Default as such term is defined in the Term Loan Agreement, provided that after such satisfaction and performance in full such Event of Default shall not be an Event of Default hereunder;

            (c) prior to the satisfaction and performance in full of all of the Tranche B Obligations, an Event of Default as such term is defined in the Tranche B Indenture, provided that after such satisfaction and performance in full, such Event of Default shall not be an Event of Default hereunder; or

            (d) if any representation or warranty of any Grantor made hereunder is or shall be incorrect in any material respect.

            SECTION 10.02. Enforcement.

            (a) Upon the occurrence and during the continuance of an Event of Default, the rights of, and remedies available to, the Collateral Agent (under the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture), the Administrative Agent (under the Term Loan Agreement), the Tranche A Trustee (under the Tranche A Indenture), and/or the Tranche B Trustee (under the Tranche B Indenture) with respect to the Collateral shall be exercised by the Collateral Agent on behalf of the


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
Secured Parties, which rights shall be exercised upon the direction of the Majority Holders directing in one or more writings (each, an "Enforcement Notice") addressed to the Collateral Agent and the other Secured Parties that any right or remedy available to the Collateral Agent, the Administrative Agent, the Tranche B Trustee or the Tranche A Trustee, as the case may be, with respect to the Collateral, be exercised by the Collateral Agent on behalf of the Secured Parties and which Enforcement Notice shall be effective on the date of delivery thereof); provided that the Collateral Agent may refuse to follow any direction that conflicts with law or this Agreement, that the Collateral Agent determines may be prejudicial to the rights of other Secured Parties, or that may involve the Collateral Agent in personal liability and the Collateral Agent may take any other action deemed proper by the Collateral Agent which is not inconsistent with such direction. Each Enforcement Notice shall state that an Event of Default exists and generally describe the nature of such Event of Default. Following receipt of any Enforcement Notice, the Collateral Agent shall, subject to the provisions hereof relating to indemnification of the Collateral Agent, take the actions directed therein and any other actions which it deems proper and which are not inconsistent with such direction; provided, however, the Collateral Agent is not obligated to take any actions outside the Enforcement Notice. Nothing in this Agreement shall prohibit, restrict or prevent the Majority Holders, upon an Enforcement Notice becoming effective, from acting independently of the Collateral Agent, the Administrative Agent, the Tranche A Trustee or the Tranche B Trustee.

            (b) Upon the effective date of an Enforcement Notice, the Collateral Agent shall notify the Tranche A Issuer and/or the Tranche B Issuer, as applicable, in writing that the Collateral Agent has received such Enforcement Notice, enclosing a copy of such Enforcement Notice. An Enforcement Notice shall be deemed to be in effect hereunder only if such notice shall have been given and not rescinded, annulled or withdrawn in writing by the Majority Holders by whom such notice was given.

            SECTION 10.03. Remedies. If any Event of Default has occurred and is continuing:

            (a) In addition to any and all other rights and remedies provided for herein or otherwise available to the Collateral Agent, the Collateral Agent shall have all the rights and remedies of a secured party on default under the Uniform Commercial Code or, to the extent required by applicable Law, the Uniform Commercial Code as in effect in the jurisdiction where the Collateral Agent enforces such rights and remedies, and also may (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and upon the request of the Collateral Agent forthwith, assemble all or part of the Collateral (other than Secondary Collateral for so long as it is not Primary Collateral) as directed by the Collateral Agent and make it available to the Collateral Agent at a place, to be designated by the Collateral Agent, that is convenient to the Collateral Agent, (ii) enter the premises where any of the Collateral is located and take and carry away all or any portion of the Collateral (other than Secondary Collateral for so long as it is not Primary Collateral), by any of its representatives, with or without legal process, to a place of storage, and (iii) without notice except as specified below, sell the Collateral (other than Secondary Collateral for so long as it is not Primary Collateral) or any part thereof in


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
one or more parcels at public or private sale at any of the Collateral Agent's offices or elsewhere for cash, on credit or for future delivery and upon such other terms as the Collateral Agent may deem commercially reasonable, without assumption of any credit risk. The Collateral Agent may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale and, if permitted by applicable Law, at any private sale, and shall have the right to credit against the amount of the bid made therefor the amount payable to the Collateral Agent out of the net proceeds of such sale.

            (b) Each Grantor agrees that, to the extent that notice of sale shall be required by Law, at least ten (10) Business Days' notice to the Grantor of the time and place of any public or private sale to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.

            (c) Immediately upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the Collateral Agent may, to the extent permitted by Law: (i) remove from any premises where they may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing the same, relating to the Accounts and other rights to payment of any Grantor, or the Collateral Agent may use, at such Grantor's expense, any of the Grantor's personnel, supplies or space at the Grantor's places of business or otherwise, as may be necessary to properly administer and control the Accounts and other rights of payment or the handling of collections and realizations thereon, and (ii) bring suit, in the name of such Grantor or the Collateral Agent, and generally shall have all other rights respecting said Accounts or other rights to payment, including, without limitation, the right to accelerate or extend the time of payment, to settle, compromise or release in whole or in part any amounts owing thereon and to issue credits in the name of the Grantor or the Collateral Agent, provided that this Section 10.03(c) shall apply in respect of Accounts from and after such time as the Accounts shall be Primary Collateral.

            (d) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of all or part of the Collateral consisting of investment property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in applicable New York, other states' or Canadian securities laws as now or hereafter in effect, unless registration or qualification, as the case may be, is accomplished. Each Grantor acknowledges that the Collateral Agent may resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such investment property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor agrees that private sales may be at prices and other terms less favorable to such Grantor than if such investment property were sold at a public sale and that the Collateral Agent shall have no obligation to delay the sale of any such portion of the Collateral for the period of time necessary to permit the issuer of such investment property to register or qualify such investment property, even if such issuer would, or should, proceed to register or qualify such investment property for public sale. Each Grantor agrees that private sales made


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
under the foregoing circumstances shall be deemed to have been made in a "commercially reasonable" manner.

            (e) The Collateral Agent may use (and is hereby granted a license to use), in connection with any assembly, preparation for disposition or disposition of the Collateral, any of the trademarks, copyrights, patents, technical processes, trade names, service marks or trade styles and other intellectual property used by any Grantor, without payment or additional compensation therefor (provided that to the extent such General Intangibles are related directly to the Accounts and Inventory, such General Intangibles constitute Primary Collateral at the time of such Event of Default).

            (f) For the purposes of determining the rights of any purchaser of Collateral, recitals contained in any conveyance to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including nonpayment of the Secured Obligations and advertisement and conduct of such sale in the manner provided herein, and each Grantor hereby ratifies and confirms all legal acts that the Collateral Agent may do in carrying out the provisions of this Agreement or any other Security Document. Any sale of the Collateral or any part thereof pursuant to the provisions of this Article X shall operate to divest all right, title, interest, claim and demand of any Grantor in and to the property sold or otherwise divested and shall be a perpetual bar against such Grantor. If requested by the Collateral Agent so to do, each Grantor shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the property so sold. It shall not be necessary for the Collateral Agent to have physically present or constructively in its possession any of the Collateral at any such sale, and the Collateral Agent shall deliver all of the Collateral under its control to the purchaser thereof at such sale on the date of sale, unless otherwise provided herein, and, if it should be impossible or impracticable then to take actual delivery of the Collateral, the title and right of possession to that Collateral shall pass to the purchaser at such sale as completely as if such Collateral had been actually present and delivered.

            SECTION 10.04. Application of Trust Moneys, Moneys and Proceeds upon Event of Default or Acceleration. If there shall have occurred an Event of Default, the Collateral Agent shall apply Trust Moneys, subject to and in accordance with any applicable Enforcement Notice, all Rents, all other proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and all payments made in respect of the Collateral and received by the Collateral Agent as follows:

                  (i) First, to the payment of all and any fees and moneys owed to the Collateral Agent, the Administrative Agent, the Tranche A Trustee and the Tranche B Trustee in their respective individual or trust capacities pursuant to this Agreement, the Term Loan Agreement, the Tranche A Indenture, the Tranche B Indenture and all related agreements;

                  (ii) Second, to the payment of the whole amount then outstanding (including accrued interest, principal and premium (if any)) of the


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
      Secured Obligations (or, if the Secured Obligations shall only have been accelerated in part, the whole amount then outstanding of such part) and in case the Trust Moneys, Rents, other proceeds and payments shall not be sufficient to pay in full the whole amount outstanding, then to make Pro Rata Payments, without any preference or priority, to each Secured Party (other than the Collateral Agent, the Administrative Agent, the Tranche A Trustee or the Tranche B Trustee) in respect of the Secured Obligations; and

                  (iii) Third, after the payment in full of the Secured Obligations, to the payment of the remainder, if any, to the Grantors or as a court of competent jurisdiction may otherwise direct.

            SECTION 10.05. Cumulative Rights. Every right, power and remedy herein given to the Collateral Agent and each other Secured Party shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Collateral Agent and each other Secured Party, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent and each other Secured Party in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                                   ARTICLE XI
                           INTERCREDITOR ARRANGEMENTS

            SECTION 11.01. Voting. In each case where any vote or consent of the Majority Holders, the Tranche B Majority Holders, the Tranche A Majority Holders, the Tranche B Holders or the Tranche A Holders, as the case may be, is required or desired to be made or determined hereunder, each Secured Party (other than the Collateral Agent, the Administrative Agent, the Tranche A Trustee and the Tranche B Trustee) shall, to the extent required pursuant to and in accordance with the provisions of the Term Loan Agreement, the Tranche B Indenture or the Tranche A Indenture, respectively, advise in writing the Persons for whom it acts as trustee, agent or fiduciary of the matters or thing to which such vote or consent pertain and afford such Persons an opportunity to indicate (which may be accomplished by affirmative act or failure to act within a prescribed time period) a response to the matters or things set forth in such writing. The results of such voting or consent solicitation shall be promptly reported in writing to the Collateral Agent and shall be certified as correct to the best knowledge of such Secured Party. Any determination as to whether the requisite vote or consent has been obtained shall be made by the Collateral Agent on the basis of such written information, which information may be conclusively relied upon by the Collateral Agent. The Collateral Agent shall not be liable for errors in such determinations unless the Collateral Agent shall have been grossly negligent or shall have engaged in willful misconduct in connection therewith to


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the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment.

            SECTION 11.02. Sharing of Non-Pro Rata Payments.

            (a) Each Secured Party agrees that in the event it shall obtain payment of any amounts due to it on or in respect of Secured Obligations, whether through exercise of a right of set-off, banker's lien or counterclaim, or from any security or from any realization (whether through attachment, foreclosure or otherwise) of assets of the Grantors, or otherwise, and such payment is not a Pro Rata Payment then, such Secured Party shall promptly remit to the Collateral Agent for distribution to the other Secured Parties, the amount of such payment necessary to ensure that each Secured Party shall have received a Pro Rata Payment. If any such redistributed or shared payment is rescinded or must otherwise be restored by a Secured Party which first obtained it, each other Secured Party which shares the benefit of such payment shall return to the Collateral Agent for distribution to such Secured Party its portion of the payment so rescinded or required to be restored.

            (b) Each Grantor consents to the foregoing arrangement, and agrees that, any provision of the Term Loan Agreement, the Tranche A Indenture or the Tranche B Indenture to the contrary notwithstanding, any Secured Party that has received a payment that is not a Pro Rata Payment and has remitted the amount of such payment to the Collateral Agent pursuant to this Section 11.02 for redistribution shall be deemed to have received payment only of the amount received by such Secured Party after redistribution by such Secured Party to the other Secured Parties, and any Secured Party that has received a payment pursuant to this Section 11.02 from any other Secured Party, as the case may be, shall be deemed to have been paid such amount by the Tranche A Issuer or the Tranche B Issuer, as the case may be.

            SECTION 11.03. Secured Party Action. For purposes of this Agreement and subject to its terms, (a) with respect to the Tranche B Holders, action by the Tranche B Trustee, shall constitute action by the Tranche B Holders to the extent permitted under the Tranche B Indenture, (b) with respect to the Term Loan Lenders, action by the Administrative Agent shall constitute action by the Term Loan Lenders to the extent permitted under the Term Loan Agreement and (c) with respect to the Tranche A Holders, action by the Tranche A Trustee shall constitute action by the Tranche A Holders to the extent permitted by the Tranche A Indenture.

            SECTION 11.04. Nature of Secured Parties' Rights. Each Secured Party (and each Person for whom such Secured Party acts as trustee, agent or fiduciary) shall be bound by any instruction or direction properly given by the Majority Holders, the Tranche B Majority Holders or the Tranche A Majority Holders, as the case may be, as required by and subject to the provisions of this Agreement.

            SECTION 11.05. Consent and Agreement of Grantors. The Grantors agree and acknowledge that the provisions of this Article XI are intended for the benefit


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of the Secured Parties only and shall not give rise to any rights on the part of any of the Grantors.

                                  ARTICLE XII
                        AGREEMENTS WITH COLLATERAL AGENT

            SECTION 12.01. Delivery of Debt Instruments. On the date hereof, each of the Grantors shall deliver to the Collateral Agent a true and complete copy of each Financing Agreement to which it is a party as in effect on the date hereof. Promptly upon the execution thereof, each of the Grantors shall deliver to the Collateral Agent a true and complete copy of any and all amendments, modifications or supplements of or to any of the foregoing to which it is a party and copies of any such document or agreement it hereafter delivers. Notwithstanding the preceding sentences of this Section 12.01, the Grantors shall have no obligation under this Section 12.01 for so long as the Collateral Agent is also the Tranche A Trustee and the Tranche B Trustee and the Tranche A Trustee and the Tranche B Trustee shall have received such documents pursuant to the Financing Agreements.

            SECTION 12.02. Information. The Grantors shall deliver to the Collateral Agent on or before each anniversary of the date of this Agreement, and from time to time upon request of the Collateral Agent, a list setting forth, (i) for the Term Loan Agreement (for so long as the Tranche A Term Loan Obligations shall not have been satisfied and performed in full), (ii) for the Tranche A Indenture (for so long as the Tranche A Obligations shall not have been satisfied and performed in full) and (iii) for the Tranche B Indenture (for so long as the Tranche B Obligations shall not have been satisfied or performed in full), (a) the aggregate principal amount of indebtedness outstanding thereunder, (b) the interest rate or rates then in effect thereunder, and (c) to the extent known to the Grantors, the names of the Term Lenders, the Tranche A Holders and/or Tranche B Holders, as the case may be, and the unpaid principal amount owing to each. The Grantors shall furnish to the Collateral Agent within thirty (30) days after the date hereof a list setting forth the name and address of each party to whom notices must be sent under the Term Loan Agreement, the Tranche A Indenture and the Tranche B Indenture, respectively, and the Grantors shall furnish promptly to the Collateral Agent any changes or additions to such list. Notwithstanding the foregoing, the Grantors shall have no obligations hereunder for so long as the Collateral Agent is also the Tranche A Trustee, the Administrative Agent and the Tranche B Trustee.

            SECTION 12.03. Compensation and Expenses. The Grantors shall, and shall be jointly and severally liable to, pay to the Collateral Agent, from time to time upon demand, (a) compensation (which shall be reasonable and shall not be limited by any provision of Law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate, and (b) all of the fees, costs and expenses of the Collateral Agent and the other Secured Parties (other than the Term Loan Lenders, the Tranche A Holders and the Tranche B Holders) (including the reasonable fees and disbursements of its counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and the enforcement of any provisions hereof (except that such fees in respect of the preparation,


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execution and delivery of this Agreement as shall have been paid pursuant to the
Confirmation Order or pursuant to any other order of the Bankruptcy Court in the Chapter 11 Cases (as each such term is defined in the Term Loan Agreement, the Tranche A Indenture and the Tranche B Indenture) shall not be payable hereunder), and (ii) incurred or required to be advanced in connection with the administration of the Trust Estate, and the preservation, protection or defense of the Collateral Agent's and the other Secured Parties' rights under this Agreement and the other Security Documents and in and to the Collateral and the Trust Estate. The obligations of the Grantors under this Section 12.03 shall survive the termination of the other provisions of this Agreement.

            SECTION 12.04. Stamp and Other Similar Taxes. The Grantors shall indemnify and hold harmless the Collateral Agent and each other collateral agent hereunder (and each Person for whom any Collateral Agent acts as trustee, agent or fiduciary) from any present or future claim for liability for any mortgage, stamp, recording, intangibles or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Security Document or any Secured Obligations. The obligations of the Grantors under this Section
12.04 shall survive the termination of the other provisions of this Agreement.

            SECTION 12.05. Filing Fees, Excise Taxes. The Grantors shall pay or reimburse the Collateral Agent for any and all amounts in respect of all search, filing, intangibles, transfer, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement, any other Security Document or any Secured Obligations to the extent the same may be paid or reimbursed by the Grantors without subjecting the Collateral Agent or any other collateral agent hereunder to any civil or criminal liability. The obligations of the Grantors under this Section 12.05 shall survive the termination of the other provisions of this Agreement.

            SECTION 12.06. Indemnification.

            (a) The Grantors, jointly and severally, shall pay, indemnify, and hold the Collateral Agent, each other Secured Party (other than the Tranche A Holders, Tranche B Holders and the Term Loan Lenders) and their affiliates, officers, directors, agents, attorneys, shareholders and representatives harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Security Documents unless arising from the gross negligence or willful misconduct of the Collateral Agent, such Secured Party or their affiliates, officers, directors, agents, attorneys, shareholders and representatives to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment.

            (b) In any suit, proceeding or action brought by the Collateral Agent with respect to the Collateral or for any sum owing in respect of any Secured Obligations, or to enforce the provisions of any Security Document, the Grantors shall, jointly and


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
severally, save, indemnify and keep the Collateral Agent, each other Secured Party and their affiliates, officers, directors, agents, attorneys, shareholders and representatives harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Agent or any other Secured Party arising out of a breach by any Grantor of any obligation set forth in this Agreement or any other Secured Document, and all such obligations of any Grantor shall be and remain enforceable against and only against the Grantors. The provisions of this Section 12.06 shall survive the termination of the other provisions of this Agreement.

            SECTION 12.07. Further Assurances. To the extent not otherwise provided for herein, at any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Grantors, each or any Grantor shall promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent deems reasonably necessary or desirable in obtaining the full benefits intended to be provided by this Agreement.

                                  ARTICLE XIII
                                COLLATERAL AGENT

            SECTION 13.01. Exculpatory Provisions.

            (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties made by the Grantors herein or in any other Security Document or other certificate, instrument or document. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of any Grantor, as applicable, thereto or as to the security afforded by this Agreement or any other Security Document or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of this Agreement, the other Secured Documents or other certificate, instrument or document or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments upon the Trust Estate, except that, subject to the provisions of Section 13.01(c), if the Collateral Agent enters into possession of a part of, or the whole of, the Collateral, the Collateral Agent shall use reasonable efforts to preserve such part or whole in its possession.

            (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Grantor of any of the covenants or agreements contained herein or in any other Security Document or other certificate, instrument or document. Whenever it is necessary or, in the opinion of the Collateral Agent, advisable for the Collateral Agent to ascertain the amount of Secured Obligations then held by another Secured Party (other than the Administrative Agent, the Tranche A Trustee or the Tranche B Trustee) (or any Person for whom such Secured Party acts as trustee, agent or fiduciary), the Collateral Agent may rely on a certificate as to such amount from any trustee, agent or fiduciary constituting or representing such Secured Party.


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
            (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any other Security Document except for its own gross negligence or willful misconduct to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment.

            SECTION 13.02. The Collateral Agent Appointed Attorney-in-Fact.

            (a) Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor's attorney-in-fact, with full power of substitution and with full authority in the place and stead of and in the name of such Grantor, the Collateral Agent or otherwise, to take, during the continuance of an Event of Default, any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (i) to perform or cause the performance of any obligation of such Grantor hereunder (including in respect of the payment of money);

                  (ii) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5.02;

                  (iii) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (iv) to receive, endorse, assign and collect any and all checks, notes, drafts and other negotiable and non-negotiable instruments, documents and chattel paper in connection with clause (ii) or (iii) above, and each Grantor waives notice of presentment, protest and non-payment of any instrument, document or chattel paper so endorsed or assigned;

                  (v) to file any claims, take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent or any Grantor with respect to any of the Collateral;

                  (vi) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

                  (vii) to receive, open and dispose of all mail addressed to any Grantor and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate; and

                  (viii) to transmit to customers indebted on Accounts notice of the Collateral Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Collateral Agent for such Grantor's account,


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
      provided that this Section 13.02(a)(viii) shall apply in respect of Accounts from and after such time as the Accounts shall be Primary Collateral.

            (b) Each Grantor hereby ratifies and approves all acts of the Collateral Agent taken pursuant to the foregoing appointment, other than acts of the Collateral Agent constituting gross negligence or willful misconduct to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment, and the Collateral Agent, as such Grantor's attorney-in-fact, will not be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, other than those that result from the Collateral Agent's gross negligence or willful misconduct to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment. The foregoing power, being coupled with an interest, is irrevocable for so long as this Agreement or any of the other Security Documents remains in effect.

            (c) Each Grantor authorizes the Collateral Agent, at any time and from time to time, (i) to request from customers indebted on Accounts, in the name of the Collateral Agent or any Grantor or that of the Collateral Agent's designee, information concerning the amounts owing on the Accounts, and (ii) to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto, provided that this Section 13.02(c) shall apply in respect of Accounts from and after such time as the Accounts Receivable shall be Primary Collateral.

            SECTION 13.03. Collateral Agent May Perform. To the extent not otherwise provided herein, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors, jointly and severally, under Section 12.03.

            SECTION 13.04. Safe Custody and Accounting. The Collateral Agent shall keep in safe custody any Collateral in its possession and account for moneys received by it hereunder.

            SECTION 13.05. Delegation of Duties. The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder directly or indirectly or by or through agents or attorneys-in-fact, provided that the Collateral Agent shall at all times remain primarily liable under this Agreement in respect of its obligations.

            SECTION 13.06. Reliance by the Collateral Agent.

            (a) The Collateral Agent may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.


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
            (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, direction, instruction, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct (to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment), the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein and upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any other Security Document.

            (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such advances as may be requested by the Collateral Agent.

            SECTION 13.07. Resignation or Removal of the Collateral Agent.

            (a) The Collateral Agent may at any time, (i) by giving thirty (30) days' prior written notice to the other Secured Parties and the Grantors, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the Majority Holders or otherwise hereunder and the acceptance of such appointment by such successor collateral agent or collateral agents, or (ii) be removed from its capacity as the Collateral Agent with or without cause by the Majority Holders. If no successor collateral agent or collateral agents shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty
(30) days from the date of such removal, the Collateral Agent shall, or any other Secured Party may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents to act hereunder. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the Majority Holders upon the acceptance of such appointment by such successor collateral agent or collateral agents.

            (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent by virtue of the removal of the Collateral Agent pursuant to clause (ii) of Section 13.07(a) or for any other cause, a successor collateral agent or collateral agents may be appointed by the Majority Holders, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents shall be terminated and cancelled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable Law).


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
            (c) The appointment and designation referred to in paragraph (b) above shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors, but such predecessor or predecessors shall, nevertheless, on the written request of the Majority Holders, the Grantors or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder. Each such predecessor or predecessors shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents.

            (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Grantors. The resignation of any Collateral Agent or Collateral Agents and the instrument or instruments removing any Collateral Agent or Collateral Agents, together with all other instruments, deeds and conveyances provided for in this Article XIII shall, if required by Law, be forthwith recorded, registered and filed by and at the expense of the Grantors, wherever this Agreement is recorded, registered and filed.

            SECTION 13.08. Status of Successors to the Collateral Agent. Every successor to the Collateral Agent appointed pursuant to Section 13.07 shall be a bank or trust company in good standing and having power so to act and be incorporated under the laws of the United States or any State thereof or the District of Columbia and shall have its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

            SECTION 13.09. Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

            SECTION 13.10. Appointment of Additional and Separate Collateral Agent. Whenever (a) the Collateral Agent shall deem it necessary or prudent (in accordance with the advice or opinion of its counsel) in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (b) the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then, in any such case, the Collateral Agent shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by


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
the Collateral Agent either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Agent, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent. The Grantors and the Secured Parties hereby consent to all actions taken by the Collateral Agent under the foregoing provisions of this Section 13.10.

                                   ARTICLE XIV
                                  MISCELLANEOUS

            SECTION 14.01. Termination. This Agreement, other than the provisions under Sections 12.03, 12.04, 12.05 and 12.06, shall terminate upon the Tranche A Obligations and the Tranche B Obligations being paid in full in cash and each obligation of each Grantor in respect of the Tranche A Obligations and the Tranche B Obligations being satisfied and performed in full. Upon termination of this Agreement, all of the security interests shall be released and the Collateral Agent, the Tranche A Trustee, the Administrative Agent and the Tranche B Trustee shall execute all necessary documents, at the cost and expense of the Grantors, to evidence such release.

            SECTION 14.02. Amendment of Security Documents. Unless the consent of each Term Loan Lender, Tranche A Holder or each Tranche B Holder is required by this Agreement or any other Financing Agreement, the Majority Holders shall have the exclusive authority to direct the Collateral Agent to amend, supplement or waive any provision of this Agreement or to direct the Collateral Agent to forebear from enforcing any provision of this Agreement or any other Security Document. In addition, no amendment or modification to any of the Security Documents shall impose any additional obligations or responsibilities upon any Secured Party or otherwise adversely effect its rights hereunder without the consent of such Secured Party. All modifications, amendments and waivers of this Agreement must be in writing and duly executed by an authorized officer of the Collateral Agent, the Administrative Agent and the Tranche A Trustee (for so long as the Tranche A Obligations shall not have been fully satisfied and performed) and the Tranche B Trustee (for so long as the Tranche B Obligations shall not have been fully satisfied and performed) to be binding and enforceable, and the written consent of the Grantors shall be required only if the amendment or modification relates to the definition of Collateral hereunder or such amendment, modification or waiver would impose, or have the effect of imposing, on the Grantors more restrictive covenants or greater obligations than those applicable to the Grantors under this Agreement, which consent shall not be unreasonably withheld; provided, however, that the written consent of the Grantors shall not be required with respect to an amendment of this Agreement in respect of Article XIV or any provision hereof expressly stated to be not for the benefit of any Grantor.


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
            SECTION 14.03. Notices, Distributions and Payments.

            (a) Except as otherwise set forth herein, in each case herein or in any other Security Document where any payment or distribution is to be made or notice is to be given to the Secured Parties (other than to the Collateral Agent), (i) such payments, distributions and notices in respect of the Tranche B Obligations shall be made to the Tranche B Trustee for the benefit of the Tranche B Holders, (ii) such payments, distributions and notices in respect of the Tranche A Indenture Obligations shall be made to the Tranche A Trustee for the benefit of the Tranche A Holders, and (iii) such payments, distributions and notices in respect of the Tranche A Term Loan Obligations shall be made to the Administrative Agent for the benefit of the Term Loan Lenders.

            (b) All notices, requests, demands and other communications to any party hereto provided for or permitted hereunder or under any other Security Document shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivery:

                  (i) If to any of the Grantors, to Pioneer Companies, Inc. at the following address:

                         700 Louisiana Street, Suite 4300
                         Houston, Texas 77002
                         Attention: Kent R. Stephenson, Esq.,
                         Vice President, General Counsel and Secretary telecopy: (713) 225-9202

                  (ii)   If to the Collateral Agent, to the following address:

                         Wells Fargo Bank Minnesota,
                         National Association
                         Sixth Street and Marquette Avenue
                         Minneapolis, Minnesota 55479
                         Attention: Corporate Trust Services
                         telecopy: 612-667-9825

                  (iii)  If to the Tranche A Trustee, to the following address:

                         Wells Fargo Bank Minnesota,
                         National Association
                         Sixth Street and Marquette Avenue
                         Minneapolis, Minnesota 55479
                         Attention: Corporate Trust Services
                         telecopy: 612-667-9825


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
                  (iv)   If to the Tranche B Trustee, to the following address:

                         Wells Fargo Bank Minnesota,
                         National Association
                         Sixth Street and Marquette Avenue
                         Minneapolis, Minnesota 55479
                         Attention: Corporate Trust Services
                         telecopy: 612-667-9825

                  (v) If to the Administrative Agent, to the following address:

                         Wells Fargo Bank Minnesota,
                         National Association
                         Sixth Street and Marquette Avenue
                         Minneapolis, Minnesota 55479
                         Attention: Corporate Trust Services
                         telecopy: 612-667-9825

            All such notices, requests, demands and other communications provided to any party hereto under this Agreement or any other Security Document shall be addressed, delivered or transmitted to such party at its address or facsimile number set forth in its signature page hereto or, in the case of an Additional Grantor that becomes a party hereto after the date hereof, as set forth in the Security and Intercreditor Supplement pursuant to which such Additional Grantor becomes a Grantor hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and electronic confirmation of receipt thereof has been received).

            SECTION 14.04. Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            SECTION 14.05. Severability and Entire Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement and the other Security Documents constitute the entire understanding of the parties hereto and thereto with respect to the subject hereof and thereof and supersede any prior agreements, written or otherwise, with respect thereto.

            SECTION 14.06. Dealings with the Grantors. Upon any application or demand by the Grantors to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or under any other Security Document, the Grantors shall furnish to the Collateral Agent an Officers' Certificate stating that all conditions


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
precedent, if any, provided for in this Agreement or such other Security Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any other Security Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

            SECTION 14.07. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties (and the Persons for whom the Secured Parties act as trustee, agent or fiduciary, as applicable) and their respective successors and assigns and nothing herein or in any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Collateral or the Trust Estate. Without prejudice to the generality of the foregoing, any Secured Party may assign or otherwise transfer its rights under this Agreement to another Person in connection with an assignment or transfer of its rights under any Financing Agreement, and such Person shall thereupon become vested with all the benefits granted to a Secured Party herein or otherwise. No Grantor shall have the right to assign or transfer it rights or obligations hereunder or any interest herein or in any Collateral (and any such transfer or any assignment shall be void,) except as expressly contemplated by this Agreement or the Financing Agreements. The Collateral Agent shall be a party to and shall have rights under each other Financing Agreement, notwithstanding the absence of its signature therefrom.

            SECTION 14.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN PROVIDED FOR HEREIN, OR ANY REMEDY PROVIDED FOR HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL IS REQUIRED TO BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 14.09. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 14.10. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK;


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
PROVIDED, HOWEVER, THAT SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTORS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH DISPUTE AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH DISPUTE. THE GRANTORS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH DISPUTE HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY DISPUTE REFERRED TO IN THIS SECTION 14.10 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

            SECTION 14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION HEREOF AND OF EACH OTHER DOCUMENT DESCRIBED HEREIN TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND SECURED

PARTIES TO ENTER INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.

            SECTION 14.12. Intercreditor Agreement and Conflicts. Each of the parties hereto acknowledges that it has received and reviewed an executed copy of the Intercreditor Agreement and agrees to its terms, conditions and provisions. The Tranche A Trustee, the Tranche B Trustee and the Administrative Agent have duly authorized and consented to the Collateral Agent's entering into the Intercreditor Agreement and performing and observing its obligations thereunder. Notwithstanding anything to the contrary contained herein, in the event of a conflict between this Agreement and any other Security Document, the terms and provisions of this Agreement shall prevail and control; provided, however, that the provisions of the applicable Mortgage shall prevail and control to the extent any provision of this Agreement would negate or adversely affect the enforceability, validity, perfection or priority of the Lien or security interest created by such Mortgage.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof by their respective officers thereunto duly authorized.

                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as
                                   administrative agent, for
                                   itself and for the benefit
                                   of Term Loan Lenders

                                   By:
                                      ----------------------------
                                       Name:
                                       Title:


                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as
                                   trustee, for itself and for
                                   the benefit of the Tranche
                                   A Holders

                                   By:
                                      ----------------------------
                                       Name:
                                       Title:


                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as
                                   trustee, for itself and for
                                   the benefit of Tranche B
                                   Holders

                                   By:
                                      ----------------------------
                                       Name:
                                       Title:

                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as
                                   Collateral Agent, for
                                   itself and for the benefit
                                   of the Administrative
                                   Agent, the Tranche B
                                   Trustee, the Tranche A
                                   Trustee, the Term Loan
                                   Lenders, the Tranche A
                                   Holders and the Tranche B
                                   Holders


                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   PCI CHEMICALS CANADA
                                   COMPANY,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   PIONEER AMERICAS LLC,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   PIONEER COMPANIES, INC.,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   IMPERIAL WEST CHEMICAL CO.,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   KEMWATER NORTH AMERICA
                                     COMPANY,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   PIONEER (EAST), INC.,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   PIONEER WATER TECHNOLOGIES, INC.,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   PIONEER LICENSING, INC.,

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:


                                   KWT, INC.

                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I

                             ORGANIZATIONAL MATTERS

                                   SCHEDULE II

                               DESCRIPTION OF LAND

                                  SCHEDULE III

                                 PLEDGED SHARES


                                     III-1

                                   SCHEDULE IV

                  FORM OF SECURITY AND INTERCREDITOR SUPPLEMENT

                                   SCHEDULE V

                                   TORT CLAIMS

                                   SCHEDULE VI

                            DESCRIPTION OF SERVITUDES

Segment 1:

Right of Way Agreement dated as of December 17, 1997 by and between AlliedSignal, Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 503, Entry 148 of the records of Iberville Parish, Louisiana and in Conveyance Book 0588, Page 551 of the records of Iberville Parish, Louisiana

Segment 2:

Right of Way and Servitude Agreement dated as of December 17, 1997 by and between PCS Nitrogen Fertilizer, L.P., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 503, Entry 147 of the records of Iberville Parish, Louisiana and in Conveyance Book 0588, Page 558 of the records of Ascension Parish, Louisiana

Segment 3:

Memorandum of Servitude Agreement dated as of May 14, 1998 by and between Southwood Terminal, L.L.C., as owner, to Pioneer Chlor Alkali Company, Inc., and Pioneer Companies, Inc. as grantee, and recorded in Conveyance Book 0596, Page 405 of the records of Ascension Parish, Louisiana

Segment 4:

Right of Way and Servitude Agreement dated as of September 18, 1998 by and between Borden Chemicals and Plastics Operating Limited Partnership, as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0605, Page 040 of the records of Ascension Parish, Louisiana

Segment 5:

Right of Way Agreement dated as of September 21, 1998 by and between Rubicon Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0605, Page 053 of the records of Ascension Parish, Louisiana

Segment 6:

Right of Way Agreement dated as of November 25, 1996 by and between Union Oil Company of California dba Unocal, as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0571, Page 800 of the records of Ascension Parish, Louisiana

Segment 7:

Servitude dated as of January 23, 1997 by and between Chinook Group Louisiana, Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0572, Page 197 of the records of Ascension Parish, Louisiana

Segment 8:

Pipeline Right of Way Grant dated as of February 7, 1997 by and between the State of Louisiana, appearing by and through the Governor and the Commissioner of the Division of Administration, as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0573, Page 153 of the records of Ascension Parish, Louisiana

Segment 9:

Servitude Agreement dated as of February 16, 1997 by and between Uniroyal Chemical Company, Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0573, Page 160 of the records of Ascension Parish, Louisiana

Segment 10:

Right of Way Grant dated as of February 24, 1997 by and between Shell Western E&P, Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0574, Page 423 of the records of Ascension Parish, Louisiana

Segment 11:

Servitude dated as of May 30, 1997 by and between TransCanada Energy USA Inc., as owner, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0580, Page 778 of the records of Ascension Parish, Louisiana

Segment 12:

Servitude dated October 8, 1997 by and between GE Petrochemicals, Inc., as owner, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0501, Entry 181 of the records of Iberville Parish, Louisiana

Segment 13:

Pipeline Right of Way Grant dated as of February 7, 1997 by and between the State of Louisiana, appearing by and through the Governor and the Commissioner of the Division of Administration, as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0495, Entry 457 of the records of Iberville Parish, Louisiana

Segment 14:

Servitude dated as of July 15, 1996 by and between Fina Oil and Chemical, as owner, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0495, Entry 458 of the records of Iberville Parish, Louisiana

Segment 15:

Servitude dated as of August 27, 1997 by and between ICI Americas, Inc., as owner, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0500, Entry 214 of the records of Iberville Parish, Louisiana

Segment 16:

Servitude dated as of October 15, 1997 by and between GE Petrochemicals, Inc., as owner, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 0501, Entry 180 of the records of Iberville Parish, Louisiana

Segment 17:

Act of Sale with Grant and Reservation of Servitudes dated as of February 23, 1998 by Pioneer Chlor Alkali Company, Inc., as Seller to IC Omnimodal Terminal Company of Delaware, as Purchaser, and recorded in Conveyance Book 504, Entry 235 of the records of Iberville Parish, Louisiana

Segment 18:

Servitude dated as of January 11, 1999 by Zeneca Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 502, Entry 002 of the records of Iberville Parish, Louisiana

Segment 19:

Servitude dated as of July 17, 1997 by Novartis Crop Protection, Inc., as grantor, to Pioneer Chlor Alkali Company, Inc., as grantee, and recorded in Conveyance Book 500, Entry 214 of the records of Iberville Parish, Louisiana

Segment 20:

License for Underground Pipelines, Cables and Conduits dated as of December 15, 1997 by Illinois Central Railroad Company, as licensor, to Pioneer Chlor Alkali Company, Inc., as licensee, and recorded in Conveyance Book ___, Entry ___ of the records of Iberville Parish, Louisiana

Segment 21:

Project Permit from the State of Louisiana, Department of Transportation and Development, in favor of Pioneer Chlor Alkali Company, Inc., for crossing State Route La. 3115 in Iberville Parish, Louisiana

Segment 22:

Project Permit from the Town of St. Gabriel, in favor of Pioneer Chlor Alkali Company, Inc., dated May 29, 1997, for crossing State Route La. 3115 in Braud Bayou and a Parish drainage canal near Ciba-Geigy Industries

Segment 23:

Project Permit from the Parish of Ascension, in favor of Pioneer Chlor Alkali Company, Inc., dated September 8, 1997 for crossing Highway 73 and New River Canal in three (3) locations

Segment 24:

Project Permit from the State of Louisiana, Department of Transportation and Development, in favor of Pioneer Chlor Alkali Company, Inc., for crossing State Route La. 73 in Ascension Parish, Louisiana

Segment 25:

Letter Agreements dated September 23, 1997 and February 11, 1998 consenting to use of non-exclusive Entergy right of way to Pioneer Chlor Alkali Company, Inc. Alkali, Inc.

                                  SCHEDULE VII

Lien in favor of JE Merit Constructors Inc., dated August 7, 2001, in the original amount of $276,527.56 of record in MOB 358, Entry 204 of the official records of Iberville Parish, Louisiana.